Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

dated as of May 22, 2024,

among

MONSTER BEVERAGE CORPORATION,

the BORROWING SUBSIDIARIES party hereto,

the LENDERS party hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,

CITIBANK, N.A.

and

HSBC BANK USA, NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A.,
as Syndication Agent

CITIBANK, N.A.

and

HSBC BANK USA, NATIONAL ASSOCIATION,
as Co-Documentation Agents

TABLE OF CONTENTS

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ii

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SCHEDULES:

Schedule 2.01	—	Commitments
Schedule 2.04	—	Swingline Commitments
Schedule 2.05	—	Issuing Banks and LC Commitments
Schedule 9.01	—	Notice Addresses

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B-1	—	Form of Borrowing Subsidiary Agreement
Exhibit B-2	—	Form of Borrowing Subsidiary Termination
Exhibit C	—	Form of Compliance Certificate
Exhibit D	—	Form of Note
Exhibit E-1	—	Form of U.S. Tax Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-2	—	Form of U.S. Tax Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-3	—	Form of U.S. Tax Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-4	—	Form of U.S. Tax Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

iv

CREDIT AGREEMENT dated as of May 22, 2024 (this “Agreement”), among MONSTER BEVERAGE CORPORATION, a Delaware corporation, the BORROWING SUBSIDIARIES party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Acquisition” means any transaction or series of related transactions resulting, directly or indirectly, in (a) the acquisition by the Company or any Subsidiary of all or substantially all of the assets of a Person, or of any business unit, division or line of business of a Person, (b) the acquisition by the Company or any Subsidiary of more than 50% of the issued and outstanding Equity Interests in any Person not previously a Subsidiary if, as a result thereof, such Person becomes a Subsidiary, or any Person not previously a Subsidiary otherwise becoming a Subsidiary, or (c) a merger or consolidation or any other combination of the Company or any Subsidiary with another Person (other than the Company or any Subsidiary) in which the Company or a Subsidiary is the surviving entity.

“Acquisition Indebtedness” means any Indebtedness of the Company or any Subsidiary that has been incurred for the purpose of financing, in whole or in part, a Qualified Material Acquisition and any related transactions (including for the purpose of refinancing or replacing all or a portion of any related bridge facilities or any pre-existing Indebtedness of the Persons or assets to be acquired); provided that either (a) the release of the proceeds thereof to the Company and its Subsidiaries is contingent upon the substantially simultaneous consummation of such Qualified Material Acquisition (and, if the definitive agreement for such Qualified Material Acquisition is terminated prior to the consummation of such Qualified Material Acquisition, or if such Qualified Material Acquisition is otherwise not consummated by the date specified in the definitive documentation for such Indebtedness (subject to any extensions of such date agreed by the parties thereto), then, in each case, such proceeds are, and pursuant to the terms of such definitive documentation are required to be, promptly applied to satisfy and discharge all obligations of the Company and its Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or a similar provision) if such Qualified Material Acquisition is not consummated by the date specified in the definitive documentation for such Indebtedness (and, if the definitive agreement for such Qualified Material Acquisition is terminated prior to the consummation of such Qualified Material Acquisition or such Qualified Material Acquisition is otherwise not consummated by the date so specified (subject to any extensions of such date agreed by the parties thereto), such Indebtedness is, and pursuant to such “special mandatory redemption” (or similar) provision is required to be, redeemed or otherwise satisfied and discharged within 90 days of such termination or such specified date, as the case may be).

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined shall be less than zero, such rate shall be deemed to be zero.

“Adjusted EURIBOR” means, with respect to any Term Benchmark Borrowing denominated in Euro for any Interest Period, an interest rate per annum equal to (a) the EURIBOR for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR as so determined shall be less than zero, such rate shall be deemed to be zero.

“Adjusted Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in U.S. Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR as so determined shall be less than zero, such rate shall be deemed to be zero.

“Administrative Agent” means JPMorgan, in its capacity as administrative agent under the Loan Documents, or any successor administrative agent.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revolving Commitments” means, at any time, the aggregate amount of Revolving Commitments in effect at such time.

“Aggregate Revolving Credit Exposure” means, at any time, the sum of (a) the sum of the U.S. Dollar Equivalents of the aggregate principal amount of the Revolving Loans outstanding at such time, (b) the total LC Exposure at such time and (c) the aggregate principal amount of Swingline Loans outstanding at such time.

“Agreed Currencies” means U.S. Dollars and each Alternative Currency.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Agreement Currency” has the meaning assigned to such term in Section 9.14(b).

“Alternative Currency” means each of Sterling and Euros.

“Ancillary Document” has the meaning assigned to such term in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act.

“Applicable Creditor” has the meaning assigned to such term in Section 9.14(b).

“Applicable Percentage” means, with respect to any Revolving Lender at any time, the percentage of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time; provided that, in the case of Section 2.22 when a Defaulting Revolving Lender shall exist, “Applicable Percentage” shall mean, with respect to any Revolving Lender at any such time, the percentage of the Aggregate Revolving Commitments (disregarding any Defaulting Revolving Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment at such time. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Revolving Lender’s status as a Defaulting Revolving Lender at the time of such determination.

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“Applicable Rate” means, for any day, (a) with respect to any Revolving Loan of any Type (in the case of Daily Simple SOFR Loans, only if such Type is applicable pursuant to Section 2.13) or any Swingline Loan or with respect to Letter of Credit Fees or the Commitment Fees payable hereunder, the applicable rate per annum set forth below under the caption “Applicable Margin for Term Benchmark Loans / RFR Loans and Letter of Credit Fees”, “Applicable Margin for Base Rate Loans” or “Commitment Fee”, as the case may be, based upon the Applicable Ratings or the Total Net Leverage Ratio, as applicable:

Revolving Facility

Category	Ratings (S&P/Moody’s/ Fitch)	Total Net Leverage Ratio	Commitment Fee	Applicable Margin for Term Benchmark/ RFR Loans and Letter of Credit Fees	Applicable Margin for Base Rate Loans
Category 1	≥ A-/A3/A-	≤ 0.50x	0.090%	0.875%	0.000%
Category 2	BBB+/Baa1/BBB+	> 0.50x but ≤ 1.00x	0.100%	1.000%	0.000%
Category 3	BBB/Baa2/BBB	> 1.00x but ≤ 2.00x	0.125%	1.125%	0.125%
Category 4	BBB-/Baa3/BBB-	> 2.00x but ≤ 3.00x	0.150%	1.250%	0.250%
Category 5	≤ BB+/Ba1/BB+	> 3.00x	0.175%	1.500%	0.500%

or (b) with respect to any Tranche A Term Loan of any Type (in the case of Daily Simple SOFR Loans, only if such Type is applicable pursuant to Section 2.13) or with respect to the Ticking Fee, the applicable rate per annum set forth below under the caption “Applicable Margin for Term Benchmark Loans / RFR Loans”, “Applicable Margin for Base Rate Loans” or “Ticking Fee”, as the case may be, based upon the Applicable Ratings or the Total Net Leverage Ratio, as applicable:

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Tranche A Term Facility

Category	Ratings (S&P/Moody’s/ Fitch)	Total Net Leverage Ratio	Ticking Fee	Applicable Margin for Term Benchmark / RFR Loans	Applicable Margin for Base Rate Loans
Category 1	≥ A-/A3/A-	≤ 0.50x	0.090%	0.875%	0.000%
Category 2	BBB+/Baa1/BBB+	> 0.50x but ≤ 1.00x	0.100%	1.000%	0.000%
Category 3	BBB/Baa2/BBB	> 1.00x but ≤ 2.00x	0.125%	1.125%	0.125%
Category 4	BBB-/Baa3/BBB-	> 2.00x but ≤ 3.00x	0.150%	1.250%	0.250%
Category 5	≤ BB+/Ba1/BB+	> 3.00x	0.175%	1.500%	0.500%

For purposes of the foregoing, the Applicable Rate for any day will be the lower of (i) the rate set forth in the Category in the applicable grid above corresponding to the Total Net Leverage Ratio as of the last day of the most recently ended Test Period and (ii) the rate set forth in the Category in the applicable grid above corresponding the Applicable Ratings as of such day.

For the period from the Effective Date until the third Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(c) for the fiscal quarter ending June 30, 2024, the applicable Category (as corresponding to the Total Net Leverage Ratio) shall be Category 1 in the applicable grid set forth above. Thereafter, any increase or decrease in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall become effective as of the third Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(c); provided that if any consolidated financial statements of the Company are not delivered when due in accordance with Section 5.01(a) or 5.01(b), or if a Compliance Certificate is not delivered when due in accordance with Section 5.01(c), then, from and after the first Business Day after the date on which such consolidated financial statements or such Compliance Certificate, as the case may be, was required to have been delivered and until the delivery thereof, the applicable Category (as corresponding to the Total Net Leverage Ratio) in the applicable grid set forth above shall be Category 5.

In the event that the Applicable Ratings are provided by each of Moody’s, S&P and Fitch, and such Applicable Ratings shall fall within different Categories, (i) if any two Applicable Ratings are in the same Category, that Category shall apply and (ii) if no two Applicable Ratings are in the same Category, the applicable Category shall be in the Category corresponding to the middle Applicable Ratings. In the event that the Applicable Ratings are provided only by any two of Moody’s, S&P and Fitch, (A) if such Applicable Ratings shall fall in the same Category, that Category shall apply and (B) if such Applicable Ratings shall fall within different Categories, the applicable Category shall be the Category in which the higher of the Applicable Ratings shall fall unless the Applicable Ratings differ by two or more Categories, in which case the applicable Category shall be the Category one level below that corresponding to the higher Applicable Rating. In the event that an Applicable Rating is provided only by one of Moody’s, S&P and Fitch, the applicable Category shall be the Category corresponding to such Applicable Rating. If at any time there shall be no Applicable Rating from any of Moody’s, S&P and Fitch (other than by reason of the circumstances referred to in the last sentence of this paragraph), the Appliable Rate will be determined by reference to the Total Net Leverage Ratio. If the Applicable Ratings shall change (other than as a result of a change in the rating system of Moody’s, S&P or Fitch), such change shall be effective as of the third Business Day following the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Administrative Agent and the Lenders. If the rating system of Moody’s, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate (as corresponding to the Applicable Ratings) shall be determined by reference to the rating most recently in effect prior to such change or cessation.

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Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Applicable Ratings” means, with respect to Moody’s, S&P or Fitch, the rating by such rating agency of senior unsecured, non-credit enhanced long-term debt for borrowed money of the Company.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Borrower Portal” means any electronic platform chosen by the Administrative Agent to be its electronic transmission system.

“Approved Electronic Platform” means IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means any Person designated by the Company as a lead arranger and/or bookrunner (joint or otherwise), in each case, in its capacity as such, in respect of any credit facilities established hereunder on the Effective Date or at any time thereafter, including such Persons designated on the cover of this Agreement.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.13(b)(iv).

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“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% per annum and (c) the Adjusted Term SOFR for a one month interest period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1% per annum. For the purpose of clause (c) above, the Adjusted Term SOFR on any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); provided that if such rate shall be less than zero, such rate shall be deemed to be zero. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until the Benchmark Replacement with respect to the Adjusted Term SOFR has been determined pursuant to Section 2.13), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, if the Base Rate determined as set forth above would be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes of this Agreement.

“Base Rate Borrowing” means a Borrowing comprised of Base Rate Loans.

“Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate.

“Benchmark” means, initially, with respect to any Loan denominated in any Agreed Currency, the Relevant Rate for Loans denominated in such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13(b).

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“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:

(1)            in the case of any Loan denominated in U.S. Dollars, the Adjusted Daily Simple SOFR; or

(2)            the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in U.S. Dollars, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, the definition of “RFR Business Day”, the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

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“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

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For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13(b) and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” means the Company or any Borrowing Subsidiary.

“Borrower Communications” means, collectively, any Borrowing Request, any Interest Election Request, any notice of prepayment, any notice of termination or reduction of Commitments, any notice requesting the issuance, amendment or extension of any Letter of Credit or any other notice, demand, communication, information, document or other material provided by or on behalf of any of the Loan Parties pursuant to any Loan Document or the transactions contemplated therein which is distributed by any Loan Party to the Administrative Agent through an Approved Borrower Portal.

“Borrower Materials” has the meaning assigned to such term in Section 5.01.

“Borrowing” means (a) Loans of the same Class, Type and currency made, converted or continued on the same date and to the same Borrower and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in U.S. Dollars, $5,000,000, (b) in the case of a Borrowing denominated in Euro, €5,000,000 and (c) in the case of a Borrowing denominated in Sterling, ₤5,000,000.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in U.S. Dollars, $1,000,000, (b) in the case of a Borrowing denominated in Euro, €1,000,000 and (c) in the case of a Borrowing denominated in Sterling, ₤1,000,000.

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“Borrowing Request” means a request by or on behalf of a Borrower for a Borrowing in accordance with Section 2.03 or 2.04, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Company.

“Borrowing Subsidiary” means (a) OpCo, (b) Monster Energy US LLC, a Delaware limited liability company, and (c) each other Subsidiary that has become a Borrowing Subsidiary pursuant to Section 2.23, in each case, other than any such Subsidiary that has ceased to be a Borrowing Subsidiary as provided in Section 2.23.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit B-1, duly executed by the Company and the applicable Subsidiary and accepted by the Administrative Agent.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit B-2, duly executed by the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with any Loan denominated in Euro or in connection with the calculation or computation of EURIBOR, the term “Business Day” shall also exclude any day that is not a TARGET Day, (b) when used in connection with an RFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable currency of such RFR Loan, the term “Business Day” shall also exclude any day that is not an RFR Business Day and (c) when used in connection with a Term SOFR Loan or Daily Simple SOFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any Term SOFR Loan or Daily Simple SOFR Loan or any other dealings in respect of Loans referencing the Adjusted Term SOFR or the Adjusted Daily Simple SOFR, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means, with respect to any CBR Loan at any time, the Applicable Rate that would be applicable at such time to the Loan that was converted into such CBR Loan in accordance herewith.

“Central Bank Rate” means the greater of (a)(i)(A) for any Loan denominated in Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto) or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time, or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (B) for any Loan denominated in Sterling, the Bank of England’s (or any successor thereto’s) “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time; plus (ii) the applicable Central Bank Rate Adjustment and (b) zero.

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“Central Bank Rate Adjustment” means, for any day, (a) for any Loan denominated in Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period and (b) for any Loan denominated in Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Daily Simple SONIA for the five most recent RFR Business Days preceding such day for which Daily Simple SONIA was available (excluding, from such averaging, the highest and the lowest such Daily Simple SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (a)(ii) of the definition of such term and (y) the Adjusted EURIBOR on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for a tenor of one month.

“Change in Control” shall be deemed to have occurred if any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), other than any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, shall have acquired ownership of, directly or indirectly, beneficially or of record, Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company. For purposes of this definition, a Person or group shall not be deemed to have beneficial ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) prior to the consummation of the transactions contemplated by such agreement.

“Change in Control Triggering Event” shall be deemed to have occurred if both (a) a Change in Control has occurred and (b) (i) in the case of a Strategic Change in Control, either (A) on the date of the occurrence of such Change in Control, the Strategic Parent does not have in effect an Applicable Rating from at least two of Moody’s, S&P and Fitch or (B) on any date during the period commencing upon the first public announcement by the Company or the Strategic Parent of such Change of Control (or of the pendency of such Change of Control) and ending 60 days following occurrence of such Change of Control (which period will be extended so long as the Strategic Parent’s or the Company’s Applicable Rating is under publicly announced consideration for possible downgrade by any of the relevant ratings agencies), (1) if the Strategic Parent has Applicable Ratings from any two (but not three) of Moody’s, S&P and Fitch, one such Applicable Rating is not Investment Grade (or if the Company has Applicable Ratings from any two (but not three) of Moody’s, S&P and Fitch, one such Applicable Rating is not Investment Grade) or (2) if the Strategic Parent has Applicable Ratings from all three of Moody’s, S&P and Fitch, two of such Applicable Ratings are not Investment Grade (or if the Company has Applicable Ratings from all three of Moody’s, S&P and Fitch, two of such Applicable Ratings are not Investment Grade) or (ii) in the case of any other Change in Control, either (A) on the date of the occurrence of such Change in Control, the Company does not have in effect an Applicable Rating from at least two of Moody’s, S&P and Fitch or (B) on any date during the period commencing upon the first public announcement by the Company of such Change of Control (or of the pendency of such Change of Control) and ending 60 days following occurrence of such Change of Control (which period will be extended so long as the Company’s Applicable Rating is under publicly announced consideration for possible downgrade by any of the relevant ratings agencies), (1) if the Company has Applicable Ratings from any two (but not three) of Moody’s, S&P and Fitch, one such Applicable Rating is not Investment Grade or (2) if the Company has Applicable Ratings from all three of Moody’s, S&P and Fitch, two of such Applicable Ratings are not Investment Grade. For purposes of this definition, (x) the term “Strategic Change in Control” means any transaction or series of related transactions that constitute a Change in Control and as a result of which the Company becomes a direct or indirect subsidiary of another Person (such Person, the “Strategic Parent”) if, immediately following the consummation of such transaction or the last of such transactions, no Person or group (other than the Strategic Parent or any of its subsidiaries), owns, directly or indirectly, beneficially or of record, Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company and (y) when the term Applicable Ratings is used in reference to the Strategic Parent, each reference in the definition of the term Applicable Ratings to the Company shall be deemed to be a reference to the Strategic Parent.

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“Change in Law” means the occurrence after the date of this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Tranche A Term Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment or a Tranche A Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class. Additional Classes of Loans, Borrowings, Commitments and Lenders may be established pursuant to Sections 2.19 and 2.20.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means a Revolving Commitment, a Tranche A Term Commitment or any combination thereof (as the context requires). Additional Classes of Commitments may be established pursuant to Sections 2.19 and 2.20.

“Commitment Fee” has the meaning assigned to such term in Section 2.11(a).

“Commitment Letter” means that certain Commitment Letter dated April 18, 2024, among JPMorgan Chase Bank, N.A., Bank of America, N.A., BofA Securities, Inc., Citigroup Global Markets Inc., HSBC Bank USA, National Association and the Company.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

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“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party or the Administrative Agent pursuant to any Loan Document or the transactions contemplated thereby which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through an Approved Electronic Platform.

“Company” means Monster Beverage Corporation, a Delaware corporation.

“Competitor” means (a) any Person that competes with the Company and its Subsidiaries in the industries in which they conduct their business and that is designated by the Company as such in a writing to the Administrative Agent from time to time and (b) any Affiliate of any Person designated pursuant to clause (a) above that is reasonably identifiable on the basis of the similarity of such Affiliate’s name or that is designated in writing by the Company from time to time to the Administrative Agent; provided that any Person designated in writing by the Company as a Competitor after the Effective Date in accordance with clause (a) or (b) above shall be deemed a Competitor effective as of the third Business Day after the date on which the Company delivers the relevant written notice to the Administrative Agent; provided further that any Person becoming an Affiliate of a Competitor or any designation of any Person as a “Competitor” shall not retroactively disqualify any Person that has previously acquired (x) any assignment or participation interest hereunder.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C or any other form approved by the Administrative Agent and the Company.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period plus (a) to the extent deducted in computing such Consolidated Net Income (other than in the case of clause (ix) below) and without duplication, the sum for such period of (i) income tax expense, (ii) interest expense (including imputed interest expense in respect of Capital Lease Obligations), (iii) depreciation and amortization expense, (iv) extraordinary charges or losses, (v) non-cash charges or losses, including stock option and other equity-based compensation charges, impairment charges and any write-offs or write-downs of assets, but excluding (A) any non-cash charge that results from an accrual of a reserve for cash charges to be taken in any future period, (B) an amortization of a prepaid cash expense that was paid and not expensed in a prior period or (C) write-down or write-off with respect to accounts receivable or inventory (including any addition to bad debt reserves or bad debt expense), (vi) (A) unusual or non-recurring charges or losses, (B) restructuring or reorganization charges or losses (including legal, tax or other advisory fees incurred in anticipation of, or in connection with, any restructuring or reorganization), (C) transition, integration, severance and similar charges and losses related to Acquisitions and Dispositions and (D) transaction fees, costs or expenses (including legal, tax or other advisory fees), or any amortization thereof, incurred in anticipation of, or in connection with, any Acquisition, Disposition, issuance of Equity Interests or the incurrence, prepayment, amendment, modification, restructuring or refinancing of Indebtedness (including the Loans), in each case, whether or not consummated, (vii) any earn-out or similar contingent consideration payments actually made to sellers during such period in connection with any Acquisition, and any losses for such period arising from the remeasurement of the fair value of any liability recorded with respect to any earn-out or similar contingent consideration arising from any Acquisition, (viii) the cumulative effect for such period of a change in accounting principles, (ix) payments received by the Company or any Subsidiary during such period from business interruption insurance, (x) any unrealized losses attributable to the application of “mark to market” accounting in respect of Swap Contracts and (xi) any unrealized or realized net foreign currency translation losses; minus (b) to the extent added in computing such Consolidated Net Income and without duplication, the sum for such period of (i) income tax benefit, (ii) non-cash gains or items of income (other than the accrual of revenue), but excluding any such items in respect of which cash was received in a prior period or will be received in a future period, (iii) extraordinary gains or items of income, (iv) unusual or nonrecurring gains or items of income, (v) any gains arising from the remeasurement of the fair value of any liability recorded with respect to any earn-out or similar contingent consideration arising from any Acquisition, (vi) the cumulative effect for such period of a change in accounting principles, all as determined on a consolidated basis in accordance with GAAP, (vii) any unrealized gains attributable to the application of “mark to market” accounting in respect of Swap Contracts and (viii) any unrealized or realized net foreign currency translation gains; provided that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any Disposition by the Company or its Subsidiaries. For the purposes of calculating Consolidated EBITDA for any period, if at any time during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, then Consolidated EBITDA for such period shall be determined giving pro forma effect thereto in accordance with Section 1.04(c).

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“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Tangible Assets” means, at any date, (a) total assets of Company and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, minus (b) the sum of (i) current liabilities of the Company and the Subsidiaries, except for current maturities of long-term Indebtedness and Capital Lease Obligations, and (ii) goodwill and other intangible assets of the Company and the Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP, all as reflected on the consolidated balance sheet of the Company as of the last day of the most recent Test Period.

“Control” means, with respect to a specified Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.18.

“Daily Simple RFR” means, for any day, (a) with respect to any Loan denominated in U.S. Dollars, the Adjusted Daily Simple SOFR for such day and (b) with respect to any Loan denominated in Sterling, the Daily Simple SONIA for such day.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, “SOFR Determination Date”) that is five RFR Business Days prior to (a) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to any Borrower. If by 5:00 p.m., New York City time, on the second RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.

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“Daily Simple SOFR Borrowing” means a Borrowing comprised of Daily Simple SOFR Loans.

“Daily Simple SOFR Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted Daily Simple SOFR.

“Daily Simple SONIA” means, for any day (a “SONIA Rate Day”), a rate per annum equal to the greater of (a) SONIA for the day that is five RFR Business Days prior to (i) if such SONIA Rate Day is an RFR Business Day, such SONIA Rate Day or (ii) if such SONIA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SONIA Rate Day and (b) zero. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA.

“Daily Simple SONIA Borrowing” means a Borrowing comprised of Daily Simple SONIA Loans.

“Daily Simple SONIA Loan” means a Loan that bears interest at a rate determined by reference to the Daily Simple SONIA.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.21(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, any Issuing Bank or the Swingline Lender in writing that it does not intend or expect to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Company’s, as applicable, receipt of such certification in form and substance satisfactory to it or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the Issuing Banks, the Swingline Lender and each other Lender promptly following such determination.

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“Defaulting Revolving Lender” means, at any time, any Revolving Lender that is a Defaulting Lender at such time.

“Delayed Draw Availability Period” means the period from and including the Effective Date to the earlier of (a) August 22, 2024 and (b) the date of the termination of all the Tranche A Term Commitments.

“Delayed Draw Funding Date” means the date on which the Tranche A Term Loans are made.

“Disposition” means any transaction or series of related transactions resulting, directly or indirectly, in sale, transfer or other disposition (including pursuant to any merger or consolidation or any other combination) by the Company and its Subsidiaries of property that constitutes (a) assets comprising all or substantially all the assets of the Company and its Subsidiaries, or of any business unit, division or line of business of the Company and its Subsidiaries or (b) all or substantially all of the Equity Interests in a Person.

“Domestic Subsidiary” means a Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

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“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means May 22, 2024.

“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, an Ineligible Person.

“Environmental Laws” means all (a) laws, rules, regulations, codes and ordinances and (b) all orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority and by or affecting the Company or any Subsidiary, in each case relating to pollution, the protection of the environment or the release of any materials into the environment, including those related to hazardous or toxic materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest; provided that Indebtedness that is convertible into Equity Interests shall not, prior to the conversion thereof, constitute Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Sections 302 and 303 of ERISA and Sections 412 and 430 of the Code, is treated as a single employer under Section 414 of the Code.

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“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to meet the minimum funding standards of Sections 412 and 430 of the Code; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA; or (h) the occurrence of a non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code) concerning any Plan and with respect to which the Company or any ERISA Affiliate is a “disqualified person” (within the meaning of Section 4975 of the Code) or a party in interest (within the meaning of Section 406 of ERISA) or could otherwise be liable.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR” means, with respect to any Term Benchmark Borrowing denominated in Euro for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Borrowing” means a Borrowing comprised of EURIBOR Loans.

“EURIBOR Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted EURIBOR.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for the applicable period, as displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion).

“Euro” or “€” means the single currency of the Participating Member States.

“Events of Default” has the meaning assigned to such term in Section 7.01.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Exchange Rate” means, as of any date of determination, for purposes of determining the U.S. Dollar Equivalent of any Alternative Currency, the rate of exchange for the purchase of U.S. Dollars with such other currency as last provided (either by publication or as may otherwise be provided to the Administrative Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination (or, if a Reuters source ceases to be available or Reuters ceases to provide such rate of exchange, as last provided by such other publicly available information service that provides such rate of exchange at such time as shall be selected by the Administrative Agent from time to time in its reasonable discretion). Notwithstanding the foregoing provisions of this definition or the definition of “U.S. Dollar Equivalent”, each Issuing Bank may, solely for purposes of computing the fronting fees owed to it under Section 2.11(c), compute the U.S. Dollar amounts of the LC Exposure attributable to Letters of Credit issued by it by reference to exchange rates determined using any reasonable method customarily employed by it for such purpose.

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“Exchange Rate Date” means (a) with respect to any Loan denominated in an Alternative Currency, each of the following: (i) in the case of any Term Benchmark Loan, the date of the borrowing of, or conversion to, such Loan and the date of each continuation of such Loan and (ii) in the case of any RFR Loan, the date of the borrowing of, or conversion to, such Loan and each date that is on the numerically corresponding day in each calendar month that is one month after the borrowing of, or conversion to, such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in any Alternative Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional Business Day designated as an Exchange Rate Date by the Administrative Agent in its reasonable discretion.

“Excluded Taxes” means, with respect to any Recipient or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Taxes resulting from any law in effect on (i) the date such Lender becomes a party to this Agreement (other than pursuant to a request by any Borrower under Section 2.18(b)) or (ii) the date such Lender designates a new lending office, except in each case to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding Taxes pursuant to Section 2.16(a), (c) any withholding Taxes imposed under FATCA or (d) any Taxes that are attributable to such recipient’s failure to comply with Section 2.16(f).

“Existing Letter of Credit” means any letter of credit that has been issued by any Issuing Bank (or, any Person that substantially concurrently with the effectiveness of such designation shall become an Issuing Bank as provided herein) for the account of any Borrower or, subject to the requirements set forth in Section 2.05, any Subsidiary of the Company and, subject to compliance with the requirements set forth in Section 2.05 as to the currency of the denomination of, maximum LC Exposure and expiration of Letters of Credit, has been designated as an Existing Letter of Credit by written notice thereof by the Company and such Issuing Bank to the Administrative Agent (which notice shall contain a representation and warranty by the Company as of the date thereof that the conditions precedent set forth in Sections 4.02(a) and 4.02(b) shall be satisfied immediately after giving effect to such designation).

“Existing Revolving Maturity Date” has the meaning assigned to such term in Section 2.20(a).

“Extending Lender” has the meaning assigned to such term in Section 2.20(a).

“Extension” has the meaning assigned to such term in Section 2.20(a).

“Extension Closing Date” has the meaning assigned to such term in Section 2.20(b).

“Extension Notice” has the meaning assigned to such term in Section 2.20(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

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“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as shall be set forth on the NYFRB’s Website from time to time) and published on the next succeeding business day by the NYFRB as the effective federal funds rate; provided that if such rate would be less than zero, such rate shall be deemed to be zero.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letters” has the meaning assigned to such term in the Commitment Letter.

“Financial Officer” means, with respect to any Person, the chief financial officer, deputy chief financial officer, treasurer, assistant treasurer or controller of such Person.

“Fitch” means Fitch Ratings Inc. or any successor to its rating agency business.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the Effective Date, the further modification, amendment or renewal of this Agreement or otherwise) with respect to the Relevant Rate.

“Foreign Currency Overnight Rate” means, for any day, with respect to any currency, a rate per annum at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the principal interbank market for such currency, as such rate is determined by the Administrative Agent or the applicable Issuing Bank, as applicable, by such means as the Administrative Agent or such Issuing Bank, as the case may be, shall determine to be reasonable.

“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Borrowing Subsidiary” means any Borrowing Subsidiary that is a Foreign Subsidiary.

“Foreign Subsidiary” means a Subsidiary that is not organized under the laws of the United States, any state thereof or the District of Columbia.

“Fund” means any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means, subject to Section 1.04(a), generally accepted accounting principles in the United States of America.

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“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, in each case, whether state or local, and any agency, department, ministry, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies such as the European Union or the European Central Bank.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness guaranteed thereby (or, in the case of any Guarantee the terms of which limit the monetary exposure of the guarantor, the maximum monetary liability as of such date of the guarantor under such Guarantee (as determined pursuant to such terms)).

“Guarantors” means, collectively, the Company and each Subsidiary Guarantor.

“Guaranty Agreement” means the Guaranty Agreement dated as of May 22, 2024, among the Company, the Subsidiary Guarantors party thereto and the Administrative Agent, as supplemented from time to time.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, per- or poly-fluorinated substances, radon gas, infectious or medical wastes regulated pursuant to any Environmental Law.

“Incremental Commitment” means an Incremental Revolving Commitment or an Incremental Term Commitment.

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent (solely for purposes of giving effect to Section 2.19) and the Company, among the Company, the Borrowing Subsidiaries (if applicable), the Administrative Agent and one or more Incremental Lenders, establishing Incremental Revolving Commitments and/or Incremental Term Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.19.

“Incremental Lender” means an Incremental Revolving Lender or an Incremental Term Lender.

“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.19, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Credit Exposure under such Incremental Facility Agreement.

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment.

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“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.19, to make Term Loans of any Class hereunder, expressed as an amount representing the maximum aggregate principal amount of such Term Loans of such Class to be made by such Lender.

“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan” means a Loan made by an Incremental Term Lender to the Company pursuant to Section 2.19.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers, employees or consultants and (iii) any purchase price adjustment or earnout incurred in connection with an Acquisition, except to the extent that the amount thereof becomes fixed and determinable and is not paid within 30 days of becoming due and payable), (d) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (if such Person has not assumed such Indebtedness of others, then the amount of Indebtedness of such Person under this clause (d) shall be the lesser of (i) the amount of such Indebtedness of others and (ii) the fair market value of such property, as reasonably determined by the Company), (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person, (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (h) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under any Loan Document and (b) Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Ineligible Person” means (a) a natural person, (b) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that such holding company, investment vehicle or trust shall not constitute an Ineligible Person if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, which professional advisor is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business, (c) a Defaulting Lender or any Person of which such Defaulting Lender is a subsidiary, (d) the Company, any Subsidiary or any other Affiliate of the Company or (e) a Competitor.

“Information Memorandum” means the Confidential Information Memorandum dated April 25, 2024 distributed to prospective Lenders in connection with the syndication of the Commitments.

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“Interest Election Request” means a request by or on behalf of a Borrower to convert or continue a Borrowing in accordance with Section 2.07, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Company.

“Interest Payment Date” means (a) with respect to any Base Rate Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date applicable to such Loan, (b) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (d) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the date of the borrowing of, or conversion to, such Loan (or, if there is no such numerically corresponding day in such month, then the last day of the month) and the Maturity Date applicable to such Loan and (e) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (or such other period as may agreed by all of the Lenders participating in such Borrowing), as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.13(b)(iv) shall be available for specification in any Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding anything herein to the contrary, the initial Interest Period for Loans borrowed pursuant to any Incremental Facility Agreement may be of such duration as shall have been specified therefor in such Incremental Facility Agreement.

“Investment Grade” means (a) with respect to Moody’s, a rating of Baa3 or higher, (b) with respect to S&P, a rating of BBB- or higher and (c) with respect to Fitch, a rating of BBB- or higher.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means (a) each Person set forth on Schedule 2.05 and (b) each other Revolving Lender that becomes an Issuing Bank in accordance with Section 2.05(j), each in its capacity as an issuer of Letters of Credit hereunder, but excluding any such Person that resigns or is removed as an Issuing Bank pursuant to the terms hereof (except to the extent such Person has continuing rights and/or obligations with respect to Letters of Credit after such resignation or removal). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by branches or Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such branch or Affiliate with respect to Letters of Credit issued by such branch or Affiliate (it being agreed that such Issuing Bank shall, or shall cause such branch or Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit).

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“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.

“Judgment Currency” has the meaning assigned to such term in Section 9.14(b).

“LC Commitment” means, with respect to any Issuing Bank, the maximum aggregate amount of the outstanding LC Exposure that may be attributable to Letters of Credit that, subject to the terms and conditions hereof, are required to be issued by such Issuing Bank. The amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.05 or, in the case of any Issuing Bank that becomes an “Issuing Bank” hereunder pursuant to Section 2.05(j), in the applicable written agreement referred to in such Section or, in each case, is such other maximum amount with respect to any Issuing Bank as may have been agreed in writing (and notified in writing to the Administrative Agent) by such Issuing Bank and the Company.

“LC Credit Extension” means, with respect to any Letter of Credit, the issuance thereof, extension of the expiry date thereof or increase of the amount thereof.

“LC Disbursement” means a payment made by the applicable Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the sum of the U.S. Dollar Equivalents of the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the sum of the U.S. Dollar Equivalents of the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender-Related Person” means the Administrative Agent (and any sub-agent thereof), each Arranger, each Person set forth on the cover page of this Agreement as a Syndication Agent or a Co-Documentation Agent, each Lender (including the Swingline Lender) and each Related Party of any of the foregoing Persons.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any Existing Letter of Credit and any letter of credit issued pursuant to this Agreement, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

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“Loan Documents” means this Agreement, the Guaranty Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, the Incremental Facility Agreements, any agreement designating an additional Issuing Bank as contemplated by Section 2.05(j) and, other than for purposes of Section 9.02, each Note and any agreement between the Company and any Issuing Bank regarding such Issuing Bank’s LC Commitment or between the Company and the Swingline Lender regarding the Swingline Lender’s Swingline Commitment.

“Loan Parties” means, collectively, the Company, the Borrowing Subsidiaries and the Subsidiary Guarantors.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Majority in Interest”, when used in reference to Lenders of any Class, means, subject to Section 2.21, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Credit Exposure and the unused Revolving Commitments of all Revolving Lenders outstanding or in effect at such time and (b) in the case of the Term Lenders of any Class, Lenders having Term Loans or Term Commitments of such Class representing more than 50% of the sum of all the Term Loans and unused Term Commitments of such Class of all Term Lenders of such Class outstanding or in effect at such time; provided that, for purposes of clause (a) above, the Revolving Credit Exposure of the Revolving Lender that is the Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of the aggregate principal amount of the outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposures of Defaulting Revolving Lenders in effect at such time, and the unused Revolving Commitment of such Revolving Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount.

“Material Acquisition” means any Acquisition by the Company and its Subsidiaries in which the sum of (a) total cash consideration paid or payable by the Company and its Subsidiaries (including refinancing of any Indebtedness of the acquired Person) and (b) the aggregate principal amount of existing Indebtedness of the acquired Person (or the acquired business unit, division or line of business) assumed by the Company and its Subsidiaries is US$250,000,000 or more.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole, (b) the ability of any of the Loan Parties to perform any of its obligations under the Loan Documents to which it is a party or (c) the rights of or remedies available to the Administrative Agent or the Lenders pursuant to the Loan Documents.

“Material Disposition” means any Disposition by the Company and its Subsidiaries in which the total consideration therefor received by the Company and its Subsidiaries is US$250,000,000 or more.

“Material Indebtedness” means Indebtedness (other than (x) the Loans, Letters of Credit and Guarantees created under the Loan Documents and (y) intercompany indebtedness between or among the Company and any Subsidiary or between or among Subsidiaries), or obligations in respect of one or more Swap Contracts, of any one or more of the Company and the Material Subsidiaries in an aggregate principal amount exceeding $350,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Material Subsidiary in respect of any Swap Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Material Subsidiary would be required to pay if such Swap Contract were terminated at such time.

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“Material Subsidiary” means (a) each Subsidiary the total assets of which (determined on a consolidated basis for such Subsidiary and its subsidiaries, but excluding all intercompany items (including any stepped-up basis resulting from intercompany transactions)) equal 10.0% or more of the consolidated total assets of the Company and its Subsidiaries and (b) each Subsidiary the consolidated revenues of which (determined on a consolidated basis for such Subsidiary and its subsidiaries, but eliminating all intercompany items) equal 10.0% or more of the consolidated revenues of the Company and its Subsidiaries, in each case as of the last day of the most recently ended Test Period; provided that if at the end of or for any Test Period the combined consolidated total assets or combined consolidated revenues of all Subsidiaries referred to in clause (a) or (b) above do not equal at least 90.0% of the consolidated total assets and 90.0% of the consolidated revenues of the Company and its Subsidiaries, then one or more additional Subsidiaries shall be deemed to be Material Subsidiaries in descending order based on the amounts (determined on a consolidated basis for such Subsidiary and its subsidiaries) of their total assets or revenues, as the case may be, until the combined consolidated total assets and combined consolidated revenues of all Material Subsidiaries is equal to at least 90.0% of the consolidated total assets and 90.0% of the consolidated revenue of the Company and its Subsidiaries.

“Maturity Date” means (a) with respect to the Revolving Loans, the Swingline Loans and the Letters of Credit, the Revolving Maturity Date, (b) with respect to the Tranche A Term Loans, the Tranche A Term Maturity Date and (c) with respect to any other Class of Loans established hereunder, the maturity date set forth in the applicable Loan Document establishing such Class of Loans.

“MNPI” means material information concerning the Company, any Subsidiary or any of their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning the Company, the Subsidiaries or any of their securities that could reasonably be expected to be material for purposes of the United States federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its ratings agency business.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Defaulting Revolving Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” shall have the meaning assigned to such term in Section 2.20(a).

“Note” means a promissory note made by any Borrower in favor of a Lender requesting a note and evidencing Loans made by such Lender, substantially in the form of Exhibit D hereto.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means  all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue, at the rate set forth in the Loan Documents, after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations include (a) the obligation to pay principal, interest, Commitment Fees, Letter of Credit Fees, Ticking Fees, expenses, indemnities and other amounts payable by the Borrowers and the Guarantors under any Loan Document and (b) each payment required to be made by the Company or its Subsidiaries in respect of any Letter of Credit, including payments in respect of reimbursement of LC Disbursements, interest thereon (including interest that accrues, at the rate set forth in the Loan Documents, after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest is an allowed claim in such proceeding) and obligations to provide cash collateral in accordance with the terms of any Loan Document.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OpCo” means Monster Energy Company, a Delaware corporation.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.18(b)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in U.S. Dollars by U.S.-managed banking offices of depositary institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in U.S. Dollars, the greater of (i) the NYFRB Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable Issuing Bank or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 9.04(c)(ii).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Payment” has the meaning assigned to such term in Section 8.06(c).

“Payment Notice” has the meaning assigned to such term in Section 8.06(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a)            Liens imposed by law for Taxes that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;

(b)            carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s, bailee’s and other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)            pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security or similar laws (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code) and (ii) in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d)            pledges and deposits made (i) to secure the performance of bids, tenders, trade contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), statutory obligations (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), surety, customs, payment and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e)            judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);

(f)            easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company and its Subsidiaries, taken as a whole;

(g)           any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

(h)           ground leases in respect of real property on which facilities owned or leased by the Company or any Subsidiary are located;

(i)            Liens in favor of a banking or other financial institution arising as a matter of law and banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and financial assets maintained with securities intermediaries; provided that such deposit accounts, funds securities accounts or financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness;

(j)            customary Liens (i) relating to the establishment of custody, depository, brokerage and clearing accounts and services and other cash management relationships in the ordinary course of business of the Company or any Subsidiary or (ii) relating to pooled deposit or sweep accounts (including, without limitation, Liens on deposit accounts subject to cash pooling arrangements in favor of the financial institutions providing such cash pooling arrangements) of the Company or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Subsidiaries;

(k)           Liens of a collection bank arising under Section 4-208 or Section 4-210 of the Uniform Commercial Code on the items in the course of collection;

(l)            Liens arising by virtue of precautionary UCC financing statement filings (or similar filings under applicable law) regarding operating leases or consignments or bailments entered into by the Company and its Subsidiaries in the ordinary course of business;

(m)          Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than Capital Lease Obligations), license or sublicense or concession agreement permitted by this Agreement;

(n)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(o)           Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(p)           (i) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business and bailment arrangements entered into in the ordinary course of business (excluding any general inventory financing) and permitted by this Agreement and (ii) Liens arising by operation of law under Article 2 of the Uniform Commercial Code (and any similar provision of any other requirement of law) in favor of a seller or buyer of goods;

(q)           deposits of cash with the owner or lessor of premises leased and operated by the Company or any Subsidiary to secure the performance of its obligations under the lease for such premises, in each case in the ordinary course of business;

(r)            Liens that are contractual rights of set-off;

(s)            leases, nonexclusive licenses, subleases or nonexclusive sublicenses granted to others in the ordinary course of business that do not interfere in any material respect with the ordinary course of business of the Company and its Subsidiaries, taken as a whole; and

(t)            Liens on cash and cash equivalents deposited with a trustee or a similar Person to defease or to satisfy and discharge any Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning assigned to such term in Section 5.01.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.19.

“Qualified Material Acquisition” means any Acquisition by the Company or any Subsidiary that involves the incurrence by the Company or its Subsidiaries of Indebtedness to finance the consideration therefor (including refinancing of any Indebtedness of the acquired Person), or assumption by the Company or its Subsidiaries of existing Indebtedness of the acquired Person (or the acquired business unit, division or line of business), in an aggregate principal amount of $250,000,000 or more.

“Recipient” means (a) the Administrative Agent, (b) any Issuing Bank and (c) any Lender.

“Reference Time”, with respect to any setting of the then current Benchmark shall mean (a) if such Benchmark is the Adjusted Term SOFR, then 5:00 a.m., Chicago time, on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (b) if, following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Adjusted Term SOFR, the RFR for such Benchmark is Daily Simple SOFR, then four U.S. Government Securities Business Days prior to such setting, (c) if such Benchmark is the Adjusted EURIBOR, then 11:00 a.m., Brussels time, two TARGET Days preceding the date of such setting, (d) if the RFR for such Benchmark is SONIA, then four RFR Business Days preceding the date of such setting, (e) if the RFR for such Benchmark is Daily Simple SONIA, then four RFR Business Days preceding the date of such setting or (f) otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Related Lender Parties” means, with respect to any specified Person, (a) any controlling Person or controlled Affiliate of such Person, (b) the respective directors, officers or employees of such Person or any of its controlling Persons or controlled Affiliates, and (c) the respective agents and representatives of such Person or any of its controlling Persons or controlled Affiliates, in the case of this clause (c), acting at the express instructions of such Person, such controlling Person or such controlled Affiliate; provided that each reference to a controlling Person or controlled Affiliate in this definition pertains to a controlling Person or controlled Affiliate involved in the negotiation of this Agreement.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in U.S. Dollars, the Federal Reserve Board, the NYFRB and/or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, and (c) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto.

“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing denominated in U.S. Dollars, the Adjusted Term SOFR, (b) with respect to any Term Benchmark Borrowing denominated in Euro, the Adjusted EURIBOR, (c) with respect to any RFR Borrowing denominated in U.S. Dollars, the Adjusted Daily Simple SOFR and (d) with respect to any RFR Borrowing denominated in Sterling, the Daily Simple SONIA.

“Relevant Screen Rate” means (a) with respect to any Term Benchmark Borrowing denominated in U.S. Dollars, the Term SOFR Reference Rate and (b) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate.

“Replacement Lender” has the meaning assigned to such term in Section 2.20(a).

“Required Lenders” means, subject to Section 2.21, at any time, Lenders having Term Loans, Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the Term Loans, the Aggregate Revolving Credit Exposure and the unused Commitments of all Lenders outstanding or in effect at such time; provided that, for purposes of the foregoing, the Revolving Credit Exposure of the Revolving Lender that is the Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of the aggregate principal amount of the outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposures of Defaulting Revolving Lenders in effect at such time, and the unused Revolving Commitment of such Revolving Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, each chief executive officer, any Financial Officer, secretary or assistant secretary of such Person and, solely for purposes of notices given pursuant to Article II, any other officer or employee of such Person so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of such Person designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.

“Reuters” means Thomson Reuters Corporation, Refinitiv or, in each case, a successor thereto.

“Revolving Availability Period” means the period from and including the Effective Date to the earlier of (a) the Revolving Maturity Date and (b) the date of termination of the Aggregate Revolving Commitments.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.19 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed or provided its Revolving Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Commitments as of the Effective Date is $750,000,000.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of (a)  the sum of the U.S. Dollar Equivalents of the aggregate principal amount of such Lender’s Revolving Loans outstanding at such time, (b) its LC Exposure at such time and (c) its Swingline Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Revolving Maturity Date” means May 22, 2029, as such date may be extended pursuant to Section 2.20; provided that if such day shall not be a Business Day, the Revolving Maturity Date shall be the immediately preceding Business Day.

“RFR” means, (a) with respect to any Loan denominated in U.S. Dollars, the Daily Simple SOFR and (b) with respect to any Loan denominated in Sterling, the SONIA.

“RFR Borrowing” means any Borrowing comprised of RFR Loans.

“RFR Business Day” means, (a) for any Loan denominated in U.S. Dollars, a U.S. Government Securities Business Day and (b) for any Loan denominated in Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.

“RFR Loan” means a Loan that bears interest at a rate determined by reference to the Daily Simple RFR.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, or any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” means the United States Securities Act of 1933.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the EURIBOR for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (based on the definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” mean the lawful currency of the United Kingdom.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Guarantor” means, at any time, (a) OpCo and (b) each other Subsidiary (if any) party to the Guaranty Agreement at such time, it being understood that at such time as such Subsidiary is released from its obligations under the Guaranty Agreement in accordance with the terms hereof, such Subsidiary shall cease to be a Subsidiary Guarantor.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Commitment” means, with respect to the Swingline Lender, the maximum amount of the Swingline Exposure of the Swingline Lender. The amount of the Swingline Lender’s Swingline Commitment is as set forth on Schedule 2.04, or is such other maximum amount with respect to the Swingline Lender as may have been agreed in writing (and notified in writing to the Administrative Agent) by the Swingline Lender and the Company.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be the sum of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of the Revolving Lender that is also the Swingline Lender, Swingline Loans outstanding at such time to the extent that the other Revolving Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposures of Defaulting Revolving Lenders in effect at such time, and (b) in the case of the Revolving Lender that is also the Swingline Lender, the aggregate principal amounts of all Swingline Loans outstanding at such time to the extent that the other Revolving Lenders shall not have funded their participations in such Swingline Loans.

“Swingline Lender” means JPMorgan in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system (or, if such system ceases to be operative, such other system (if any) determined by the Administrative Agent to be a suitable replacement).

“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark Borrowing” means a Borrowing comprised of Term Benchmark Loans.

“Term Benchmark Loan” means any Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR (other than as a result of clause (c) of the definition of “Base Rate”) or the Adjusted EURIBOR.

“Term Commitment” means a Tranche A Term Commitment or any other Class of Term Commitment established pursuant to Section 2.19.

“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.

“Term Loan” means a Tranche A Term Loan or any other Class of Term Loans established pursuant to Section 2.19.

“Term Loan Borrowing” means a Borrowing comprised of Term Loans.

“Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in U.S. Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means any Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR (other than as a result of clause (c) of the definition of “Base Rate”).

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in U.S. Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” means, as of any date, the period of four consecutive fiscal quarters of the Company then most recently ended for which consolidated financial statements have been delivered (or are required to have been delivered) pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, are referred to in Section 3.04(a)).

“Ticking Fee” has the meaning assigned to such term in Section 2.11(d).

“Total Indebtedness” means, as of any date, (a) the aggregate amount of Indebtedness of the Company and the Subsidiaries on such date, without duplication, as determined on a consolidated basis in accordance with GAAP, but only to the extent such Indebtedness is of the type referred to in clause (a), (b), (c) and (f) of the definition of the term Indebtedness plus (b) the aggregate amount of Indebtedness of the Company and the Subsidiaries on such date, without duplication, of the type referred to in clause (d) or (e) of the definition of Indebtedness, but only to the extent such Indebtedness is with respect to Indebtedness of the type referred to in clause (a) of this definition of any Person that is not the Company or a Subsidiary; provided that, for purposes of determining Total Indebtedness at any time after the definitive agreement for any Qualified Material Acquisition shall have been executed, any Acquisition Indebtedness with respect to such Qualified Material Acquisition shall, unless such Qualified Material Acquisition has been consummated, be disregarded.

“Total Net Leverage Ratio” means, as of any date, the ratio of (a) Total Indebtedness as of such date, minus Unrestricted Cash as of such date to (b) Consolidated EBITDA for the Test Period most recently ended on or prior to such date.

“Tranche A Term Borrowing” means a Borrowing comprised of Tranche A Term Loans.

“Tranche A Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan during the Delayed Draw Availability Period, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Tranche A Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche A Term Commitment, as applicable. The aggregate amount of the Lenders’ Tranche A Term Commitments as of the Effective Date is $750,000,000.

“Tranche A Term Lender” means a Lender with a Tranche A Term Commitment or an outstanding Tranche A Term Loan.

“Tranche A Term Loan” means a Loan made pursuant to Section 2.01(b).

“Tranche A Term Maturity Date” means May 22, 2027; provided that if such day shall not be a Business Day, the Tranche A Term Maturity Date shall be the immediately preceding Business Day.

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement and by any Loan Party of each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR (other than as a result of clause (c) of the definition of “Base Rate”), the Adjusted EURIBOR, the Adjusted Daily Simple SOFR (if applicable pursuant to Section 2.13), the Daily Simple SONIA or the Base Rate.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Cash” means, as of any date, the aggregate amount of cash and cash equivalents owned on such date by the Company and its Subsidiaries in the amount that would be reflected on the consolidated balance sheet of the Company prepared as of such date in accordance with GAAP; provided that (a) such cash and cash equivalents do not appear (and would not be, in accordance with GAAP, required to appear) as “restricted” on such consolidated balance sheet and (b) at any time that any Acquisition Indebtedness is disregarded in the determination of Total Indebtedness, the direct or indirect proceeds of such Acquisition Indebtedness shall be disregarded in the determination of Unrestricted Cash; provided further that if Unrestricted Cash determined as set forth above shall exceed $500,000,000 at any time, the amount of Unrestricted Cash at such time shall be deemed to be $500,000,000.

“U.S. Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in U.S. Dollars, such amount, and (b) with respect to any amount denominated in an Alternative Currency, the equivalent in U.S. Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Alternative Currency at the time in effect under the provisions of Section 1.05.

“U.S. Dollars” or “$” refers to lawful money of the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 9.18.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(D)(1).

“wholly owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly owned subsidiary of such Person or any combination thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Unless the context requires otherwise, (a) any definition of or reference to any agreement (including any Loan Document), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified, and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (d) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations.

(a)            Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP; provided that, notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed (other than for purposes of Sections 3.04, 5.01(a) and 5.01(b)), and all computations of amounts and ratios referred to herein shall be made, (i) without giving effect to (x) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) to value any Indebtedness at “fair value”, as defined therein, or (y) any other accounting principle that results in any Indebtedness being reflected on a balance sheet at an amount less than the stated principal amount thereof, including the application of Accounting Standards Update 2015-03, Interest, issued by the Financial Accounting Standards Board, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, and (iii) without giving effect to any change in accounting for leases resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent that such change would require the recognition of right-of-use assets and lease liabilities for any lease (or similar arrangement conveying the right to use) that would not be classified as a capital lease under GAAP as it was in effect on December 31, 2018.

(b)            If any change occurring at any time after the Effective Date in GAAP or in the application thereof would affect the computation of any financial ratio or any other provision set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or other provision to preserve the original intent thereof in light of such change in GAAP or in the application thereof (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or other provision shall continue to be interpreted in accordance with GAAP or the application thereof as in effect immediately prior to such change therein.

(c)            All pro forma computations required to be made hereunder giving effect to any Acquisition, Disposition or other transaction shall be calculated after giving pro forma effect thereto as if such transaction had occurred on the first day of the applicable Test Period, and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, all in accordance with the transaction accounting adjustment and autonomous entity adjustment under Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Contract applicable to such Indebtedness if such Swap Contract has a remaining term in excess of 12 months).

SECTION 1.05. Exchange Rates. The Administrative Agent shall determine the U.S. Dollar Equivalent of any Borrowing denominated in an Alternative Currency on each applicable Exchange Rate Date, in each case using the Exchange Rate for such Alternative Currency in relation to U.S. Dollars in effect on the date of determination, and such amount shall be the U.S. Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this sentence.

SECTION 1.06. Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any Liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related Persons may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to any Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person for Liabilities of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, (a) each Revolving Lender severally agrees to make Revolving Loans denominated in U.S. Dollars or in any Alternative Currency to any Borrower from time to time on any Business Day during the Revolving Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (ii) the Aggregate Revolving Credit Exposure exceeding the Aggregate Revolving Commitments and (b) each Tranche A Term Lender severally agrees to make a Tranche A Term Loan denominated in U.S. Dollars to the Company on a single Delayed Draw Funding Date during the Delayed Draw Availability Period in a principal amount not exceeding such Lender’s Tranche A Term Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow Revolving Loans under this Section 2.01, prepay Revolving Loans under Section 2.10 and reborrow Revolving Loans under this Section 2.01. Amounts repaid or prepaid in respect of the Tranche A Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan or Term Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made to the same Borrower by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Each Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)            Subject to Section 2.13, (i) each Term Loan Borrowing shall be comprised entirely of (A) Term SOFR Loans or (B) Base Rate Loans, as the Company may request in accordance herewith and (ii) each Revolving Loan Borrowing shall be comprised entirely of (A) in the case of a Revolving Loan Borrowing denominated in U.S. Dollars, (1) Term SOFR Loans or (2) Base Rate Loans, as the applicable Borrower may request in accordance herewith, (B) in the case of a Revolving Loan Borrowing denominated in Euro, EURIBOR Loans and (C) in the case of a Revolving Loan Borrowing denominated in Sterling, Daily Simple SONIA Loans. Each Swingline Loan shall be a Base Rate Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)            At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that (i) any Term Benchmark Borrowing that results from a continuation of an outstanding Term Benchmark Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing and (ii) a Term Benchmark Borrowing of any Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class. At the time each RFR Borrowing or Base Rate Borrowing (other than a Swingline Loan) is made, such Borrowing shall be in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that any RFR Borrowing or Base Rate Borrowing of any Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class or, in the case of Base Rate Borrowings, that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Each Swingline Loan shall be in an amount that is not less than $1,000,000 or an integral multiple of $500,000 in excess thereof. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 (or such greater number as may be agreed to by the Administrative Agent) Term Benchmark Borrowings and RFR Borrowings outstanding.

(d)            Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Term Benchmark Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to such Borrowing.

SECTION 2.03. Requests for Borrowings. To request a borrowing of Revolving Loans or Term Loans, the applicable Borrower (or the Company on its behalf) shall notify the Administrative Agent of such request by delivering to the Administrative Agent a completed Borrowing Request, executed by a Responsible Officer of the applicable Borrower (or the Company). Each Borrowing Request must be received by the Administrative Agent (a) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of an RFR Borrowing, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of the proposed Borrowing and (c) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that if such Borrowing Request is delivered through an Approved Borrower Portal, then the foregoing signature requirements may be waived by the Administrative Agent in its sole discretion. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02 (provided that a Borrowing Request in respect of the Tranche A Term Loans may state that such notice is conditioned upon the satisfaction of one or more conditions specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified date of proposed borrowing) if any such condition is not satisfied):

(i)            the Borrower requesting such Borrowing;

(ii)           the currency and aggregate principal amount of the requested Borrowing;

(iii)          the Class of the requested Borrowing;

(iv)          the date of such Borrowing, which shall be a Business Day;

(v)           the Type of such Borrowing;

(vi)          in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vii)         the location and number of the applicable Borrower’s account to which funds are to be disbursed (which, if not an account maintained in the United States, shall be reasonably satisfactory to the Administrative Agent) or, in the case of any Base Rate Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (A) in the case of a Borrowing denominated in U.S. Dollars, a Base Rate Borrowing and (B) in the case of a Borrowing denominated in any Alternative Currency, a Borrowing of such Type as is permitted for such Alternative Currency under Section 2.02(b). If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no election as to currency is specified with respect to any Borrowing, then the applicable Borrower shall be deemed to have selected U.S. Dollars. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, any Borrower may request that the Swingline Lender make, and the Swingline Lender agrees to make, Swingline Loans denominated in U.S. Dollars to such Borrower from time to time during the Revolving Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $75,000,000, (ii) the Swingline Exposure of the Swingline Lender exceeding the Swingline Commitment of the Swingline Lender, (iii) the Revolving Credit Exposure of any Revolving Lender exceeding such Lender’s Revolving Commitment or (iv) the Aggregate Revolving Credit Exposure exceeding the Aggregate Revolving Commitments; provided that the Swingline Lender shall not be required to, but may, make Swingline Loans, in its sole discretion, to refinance outstanding Swingline Loans. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(b)            To request a Swingline Loan, the applicable Borrower (or the Company on its behalf) shall deliver to the Administrative Agent a completed Borrowing Request, executed by a Responsible Officer of the applicable Borrower (or of the Company), not later than 12:00 p.m., New York City time, on the day of the proposed Swingline Loan; provided that if such Borrowing Request is delivered through an Approved Borrower Portal, then the foregoing signature requirements may be waived by the Administrative Agent in its sole discretion. Each such Borrowing Request shall be irrevocable and shall specify (i) the Borrower requesting such Swingline Loan, (ii) the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan and (iii) the location and number of the account of the applicable Borrower to which funds are to be disbursed (which, if not an account maintained in the United States, shall be reasonably satisfactory to the Swingline Lender) or, in the case of any Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that has made such LC Disbursement. Promptly following the receipt of a Borrowing Request in accordance with this Section 2.04, the Administrative Agent shall advise the Swingline Lender of the details thereof. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a wire transfer to the account specified in such Borrowing Request or to the applicable Issuing Bank, as the case may be, on the requested date of such Swingline Loan.

(c)            The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 p.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of the Swingline Loans in which the Revolving Lenders will be required to participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above (and in any event, if such notice is received by 12:00 p.m., New York City time, on a Business Day, no later than 2:00 p.m., New York City time, on such Business Day, and if received after 12:00 p.m., New York City time, on a Business Day, no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that, in making any Swingline Loan, the Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representations and warranties of the Borrower deemed made pursuant to Section 4.02. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders under this paragraph), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from a Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as the case may be, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.05. Letters of Credit.

(a)            General. Subject to the terms and conditions set forth herein, any Borrower may request any Issuing Bank to issue Letters of Credit (or to amend or extend outstanding Letters of Credit) denominated in U.S. Dollars or in any Alternative Currency for its own account or, so long as the Company is a co-applicant with respect thereto (and subject to “know your customer” requirements and, in the case of any Foreign Subsidiary, the jurisdiction of organization of such Subsidiary being reasonably acceptable to the applicable Issuing Bank), for the account of any of its Subsidiaries, in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. Notwithstanding anything contained in any letter of credit application furnished to any Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit, in the event of any inconsistency between the terms and conditions of such letter of credit application and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control. Each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including paragraphs (d) and (f) of this Section 2.05), to be a Letter of Credit issued hereunder for the account of the applicable Borrower. Notwithstanding anything to the contrary set forth herein, no Issuing Bank shall be required to issue, amend or extend any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit, or request that such Issuing Bank refrain from issuing, amending or extending such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance of letters of credit generally or such Letter of Credit in particular, or any such order, judgment or decree or law shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it or (ii) the issuance, amendment or extension of such Letter of Credit would violate one or more policies of general applicability of such Issuing Bank. No Issuing Bank shall be required (but, in its sole discretion, may) issue commercial Letters of Credit.

(b)            Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment or extension of an outstanding Letter of Credit (other than an automatic extension permitted pursuant to paragraph (c) of this Section 2.05), the applicable Borrower shall deliver to the applicable Issuing Bank and the Administrative Agent (including any delivery through an Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent and the applicable Issuing Bank), reasonably in advance of the requested date of issuance, amendment or extension, a written notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the requested date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount of such Letter of Credit, the currency of such Letter of Credit (which shall comply with paragraph (a) of this Section 2.05), the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any such request. A Letter of Credit shall be issued, amended or extended only if (and upon each issuance, amendment or extension of any Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (i) the total LC Exposure will not exceed $50,000,000, (ii) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank will not exceed the LC Commitment of such Issuing Bank, (iii) the Revolving Credit Exposure of each Revolving Lender will not exceed such Lender’s Revolving Commitment, (iv) the Aggregate Revolving Credit Exposure will not exceed the Aggregate Revolving Commitment or (v) in the event the Revolving Maturity Date shall have been extended as provided in Section 2.20, the LC Exposure attributable to Letters of Credit expiring after such Revolving Maturity Date will not exceed the Aggregate Revolving Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit.

(c)            Expiration Date. Each Letter of Credit shall by its terms expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after the then current expiration date thereof) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that any Letter of Credit may contain customary automatic extension provisions agreed upon by the applicable Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such extension from occurring by giving notice to the beneficiary in advance of any such extension.

(d)            Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of the applicable Issuing Bank or any Lender, the Issuing Bank that is the issuer thereof hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank under such Letter of Credit and not reimbursed by the applicable Borrower on the date due as provided in paragraph (f) of this Section 2.05, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason, including after the Revolving Maturity Date, each such payment to be made in the currency of such LC Disbursement. Each Revolving Lender acknowledges and agrees that (i) its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit and to make payments in respect of such acquired participations are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default, any reduction or termination of the Revolving Commitments, or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Revolving Commitments and (ii) each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrowers deemed made pursuant to Section 4.02.

(e)            Disbursements. Each Issuing Bank shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it and shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone or email (and, in the case of telephonic notice, confirmed by email) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by such Issuing Bank and any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(f)            Reimbursements. If an Issuing Bank shall make an LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement, in the currency of such LC Disbursement, not later than 12:00 p.m., New York City time, on (i) the Business Day that such Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt or (ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that in the case of an LC Disbursement in U.S. Dollars, if the amount of such LC Disbursement is $1,000,000 or more, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with a Base Rate Revolving Borrowing or Swingline Loan and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Revolving Borrowing or Swingline Loan. If such Borrower fails to reimburse any LC Disbursement by the time specified above, the applicable Issuing Bank shall notify the Administrative Agent thereof, whereupon the Administrative Agent shall notify each Revolving Lender of such failure, the amount and currency of the payment then due from such Borrower in respect of the applicable LC Disbursement and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the amount then due from the Borrower in the currency of such LC Disbursement, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for an LC Disbursement (other than the funding of a Base Rate Revolving Borrowing or Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve any Borrower of its obligation to reimburse such LC Disbursement.

(g)            Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section 2.05 is absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any letter of credit application, this Agreement or any other Loan Document, or any term or provision hereof or thereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Revolving Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the applicable Borrower’s obligations hereunder. None of the Administrative Agent, the Revolving Lenders, the Issuing Banks or any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, unless a court of competent jurisdiction shall have determined, by final and nonappealable judgment, that an Issuing Bank shall have acted with gross negligence or willful misconduct in respect of such determination, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties hereto agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(h)            Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement in full, at (i) in the case of any LC Disbursement denominated in U.S. Dollars, the rate per annum then applicable to Base Rate Revolving Loans and (ii) in the case of an LC Disbursement denominated in any Alternative Currency, a rate per annum equal to the applicable Foreign Currency Overnight Rate plus the Applicable Rate used to determine interest applicable to Term Benchmark Loans; provided that if such Borrower fails to reimburse or finance such LC Disbursement when due pursuant to Section 2.05(f), then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.05(f) to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Borrower reimburses the applicable LC Disbursement in full.

(i)            Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Majority in Interest of the Revolving Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Banks and the Revolving Lenders, an amount in cash in and in the currency of each applicable Letter of Credit equal to 103% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default under Section 7.01(h) or 7.01(i) with respect to any Borrower. The Borrowers also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.10 or 2.21. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to, in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Revolving Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence and continuance of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers as promptly as practicable after all Events of Default have been cured or waived. If the Borrowers are required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b)(i), such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers to the extent that the applicable excess referred to in such Section shall have been eliminated and no Event of Default shall have occurred and be continuing. If the Borrowers are required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b)(ii), then, to the extent such cash collateral exceeds at any time 102% of the LC Exposure at such time, any such excess shall be promptly returned to the Borrowers. If the Borrowers are required to provide an amount of cash collateral hereunder pursuant to Section 2.21, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers as promptly as practicable to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Commitments of the Non-Defaulting Revolving Lenders and/or the remaining cash collateral and no Event of Default shall have occurred and be continuing.

(j)            Designation of Additional Issuing Banks. The Company may, at any time and from time to time, designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent (and shall set forth the LC Commitment of such designated Revolving Lender), executed by the Company, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(k)            Termination of an Issuing Bank. The Company may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.11(c). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit or be required to amend or extend any existing Letter of Credit.

(l)            Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section 2.05, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions and amendments, all expirations and cancellations and all disbursements and reimbursements and (ii) such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(m)            LC Exposure Determination. For all purposes of this Agreement, (i) the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination and (ii) if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the applicable Borrower and each Revolving Lender hereunder shall remain in full force and effect until the Issuing Banks and the Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

(n)            Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, any Subsidiary (other than a Borrowing Subsidiary), or states that any Subsidiary (other than a Borrowing Subsidiary) is the “account party”, “applicant”, “customer”, “instructing party”, or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Company (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all LC Disbursements thereunder, the payment of interest thereon and the payment of fees due under Section 2.11(c)) as if such Letter of Credit had been issued solely for the account of the Company and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for its Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.06. Funding of Borrowings; Administrative Agent’s Clawback. (a) General. Each Lender shall make the amount of each Loan to be made by such Lender hereunder available to the Administrative Agent, at such account of the Administrative Agent as shall have been most recently designated by the Administrative Agent for such purpose by notice to the Lenders, in immediately available funds in the applicable currency not later than 12:00 p.m., New York City time (or, in the case of Base Rate Loans, if later, the time that is two hours after the delivery to the Administrative Agent of the applicable Borrowing Request), on the proposed date of such Loan specified in the applicable Borrowing Request; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent by remitting such funds to the account designated in the applicable Borrowing Request or, in the case of Base Rate Loans made to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f), to the Issuing Bank specified by the Borrower in the applicable Borrowing Request.

(b)            Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.06(a) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds in the applicable currency with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (ii) in the case of a payment to be made by such Borrower, the interest rate applicable to the Loans comprising such Borrowing. If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any such payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this Section 2.06(b) shall be conclusive, absent manifest error.

(c)            Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

SECTION 2.07. Interest Elections. (a) Each Borrowing initially shall be of the Type and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the applicable Borrower may elect to convert such Borrowing (if denominated in U.S. Dollars) to a different Type and, in the case of a Term Benchmark Borrowing, may continue such Borrowing and may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued. For the avoidance of doubt, the Borrowers may not (i) change the currency of any Borrowing, (ii) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d) and (iii) prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Adjusted Term SOFR, request, or request to convert to, a Daily Simple SOFR Borrowing (it being understood and agreed that Daily Simple SOFR Borrowings shall only be available as provided in Section 2.13).

(b)            To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by delivering to the Administrative Agent a completed Interest Election Request, executed by a Responsible Officer of the applicable Borrower (or the Company), by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election; provided that if such Interest Election Request is delivered through an Approved Borrower Portal, then the foregoing signature requirements may be waived by the Administrative Agent in its sole discretion. Each Interest Election Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          the Type of the resulting Borrowing; and

(iv)          if the resulting Borrowing is to consist of Term Benchmark Loans, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(c)            Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d)            If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein and subject to Section 2.13, at the end of such Interest Period such Borrowing shall continue for an additional Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company (provided that no such notice shall be required in the case of an Event of Default under Section 7.01(h) or 7.01(i)), then, so long as such Event of Default is continuing, (i) no outstanding Borrowing denominated in U.S. Dollars may be converted to or continued as a Term Benchmark Borrowing and, unless repaid, each outstanding Term Benchmark Borrowing denominated in U.S. Dollars shall convert to a Base Rate Borrowing at the end of the Interest Period applicable thereto and (ii) no outstanding Term Benchmark Borrowing denominated in an Alternative Currency may be continued for an Interest Period of more than one month’s duration.

SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Revolving Commitments shall automatically and permanently terminate at 5:00 p.m., New York City time, on the Revolving Maturity Date, (ii) the Tranche A Term Commitments shall automatically and permanently terminate at 5:00 p.m., New York City time, on the earlier of (A) the Delayed Draw Funding Date and (B) August 22, 2024 and (iii) unless waived by the Required Lenders, all Commitments shall automatically and permanently terminate upon the occurrence of a Change in Control Triggering Event.

(b)            The Company may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans or Swingline Loans in accordance with Section 2.10, any Lender’s Revolving Credit Exposure would exceed its Revolving Commitment.

(c)            The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction (or such shorter notice as may be reasonably acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of any Class delivered by the Company may state that such notice is conditioned upon the satisfaction of one or more conditions specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if any such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class. All Commitment Fees and Ticking Fees accrued until the effective date of any termination of the Commitments of the applicable Class shall be paid on the effective date of such termination.

SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan of such Lender to such Borrower on the Revolving Maturity Date, (ii) in the case of the Company, to the Administrative Agent for the account of each Term Lender the then unpaid principal amount of each Term Loan of such Lender on the Tranche A Term Maturity Date and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan to such Borrower on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least four Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing denominated in U.S. Dollars is made, the Borrowers shall repay all Swingline Loans then outstanding.

(b)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)            The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the currency, Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)            The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement; provided further that, in the event of any inconsistency between the records maintained by the Administrative Agent and any Lender’s records, the records of the Administrative Agent shall govern.

(e)            Any Lender may request that Loans made by it be evidenced by a Note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

SECTION 2.10. Prepayment of Loans. (a) Optional Prepayments. Each Borrower shall have the right at any time and from time to time to prepay, without premium or penalty (but subject to Section 2.15), any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section.

(b)            Mandatory Prepayments.

(i)            If for any reason the Aggregate Revolving Credit Exposure at any time exceeds the Aggregate Revolving Commitments then in effect, then on the last day of any Interest Period for any Term Benchmark Revolving Borrowing, and on each other date on which any RFR Revolving Borrowing, any Base Rate Revolving Borrowing or any Swingline Loan shall be outstanding, the applicable Borrowers shall prepay the Revolving Loans and Swingline Loans in an aggregate amount equal to the lesser of (i) the aggregate principal amount of the applicable Loans referred to above and (ii) the amount sufficient to eliminate such excess. If for any reason the Aggregate Revolving Credit Exposure at any time exceeds 105% of the Aggregate Revolving Commitments then in effect, then the applicable Borrowers shall, not later than the next Business Day, prepay one or more Revolving Borrowings or Swingline Loans (and, if no such Borrowings shall then be outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(i)) in an aggregate amount equal to the lesser of (i) the Aggregate Revolving Credit Exposure and (ii) the amount necessary to eliminate such excess.

(ii)           Upon the occurrence of a Change in Control Triggering Event (unless waived by the Required Lenders), the Borrowers shall, not later than 5:00 p.m., New York City time, on the date of occurrence of such Change in Control Triggering Event, (A) prepay in full all Loans then outstanding and (B) deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(i) in an amount equal to 102% of the LC Exposure at such time.

(c)            General. The applicable Borrower (or the Company on its behalf) shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) of any prepayment hereunder, (i) in the case of prepayment of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an RFR Borrowing, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of repayment and (iii) in the case of prepayment of a Base Rate Borrowing (including a Swingline Loan), not later than 12:00 p.m., New York City time, on the date of prepayment (which shall be a Business Day) (or, in the case of any prepayment under paragraph (b) above, such later time as shall be practicable under the circumstances). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and the Type(s) of Loans to be prepaid and, if Term Benchmark Loans are to be prepaid, the Interest Period(s) of such Loans; provided that any such notice may be conditioned upon the satisfaction of one or more conditions specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified prepayment date) if any such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Class and Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be subject to Section 2.15.

SECTION 2.11. Fees.

(a)            Commitment Fee. The Company shall pay to the Administrative Agent, for the account of each Revolving Lender, a commitment fee (the “Commitment Fee”) which shall accrue at the Applicable Rate on the actual unused amount of such Lender’s Revolving Commitment, during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Commitment Fees accrued through and including the last day of each March, June, September and December shall be due and payable in arrears on the 15th day following such last day, commencing with the first such date to occur after the Effective Date. If there is any change in the Applicable Rate during any quarter, the Commitment Fee shall be computed separately for each period during such quarter that such Applicable Rate was in effect. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees, a Revolving Commitment of a Revolving Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Revolving Lender, and Swingline Exposure shall be disregarded.

(b)            Letter of Credit Fees. The Company shall pay to the Administrative Agent, for the account of each Revolving Lender, a participation fee with respect to its participations in Letters of Credit (the “Letter of Credit Fee”), which shall accrue at the Applicable Rate on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure. Letter of Credit Fees accrued through and including the last day of each March, June, September and December shall be due and payable in arrears on the 15th day following such last day, commencing with the first such date to occur after the Effective Date, provided that all accrued Letter of Credit Fees shall be due and payable on the date on which the Revolving Commitments terminate, and any Letter of Credit Fees accruing after the date on which the Revolving Commitments terminate shall be due and payable on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. All Letter of Credit Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)            Fronting Fee and Documentary and Processing Charges Payable to Issuing Banks. The Company shall pay directly to each Issuing Bank, for its own account, a fronting fee with respect to each Letter of Credit issued by such Issuing Bank accruing at the rate per annum separately agreed by the Company and such Issuing Bank on the daily amount of the total LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which all the Revolving Commitments terminate and the date on which there ceases to be any such LC Exposure. Fronting fees accrued through and including the last day of each March, June, September and December shall be due and payable quarterly in arrears on the 15th day following such last day, commencing with the first such date to occur after the Effective Date, provided that all fronting fees shall be payable on the date on which the Revolving Commitments terminate, and any fronting fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). In addition, the Company shall pay directly to each Issuing Bank, for its own account, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(d)            Ticking Fees. The Company shall pay to the Administrative Agent, for the account of each Tranche A Term Lender, a ticking fee (a “Ticking Fee”), which shall accrue at the Applicable Rate on the daily amount of such Lender’s Tranche A Term Commitment during the period from and including the date that is 60 days after the Effective Date and continuing until the commitments under the Tranche A Term Facility have been terminated (such period, the “Ticking Fee Accrual Period”). Accrued Ticking Fees shall payable in full on the last day of the Ticking Fee Accrual Period. All Ticking Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e)            Administrative Agent Fees. The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times specified in the Fee Letters.

(f)            General. All fees payable hereunder shall be paid on the dates due, in U.S. Dollars and immediately available funds, to the applicable party (or, in the case of the Commitment Fees, Letter of Credit Fees and Ticking Fees, to the Administrative Agent for distribution to the applicable Lenders). Fees paid shall not be refundable under any circumstances.

SECTION 2.12. Interest. (a) The Loans comprising each Base Rate Borrowing (including each Swingline Loan) shall bear interest at the Base Rate plus the Applicable Rate.

(b)            The Loans comprising each Term SOFR Borrowing shall bear interest at the Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)            The Loans comprising each EURIBOR Borrowing shall bear interest at the Adjusted EURIBOR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d)            The Loans comprising each RFR Borrowing shall bear interest at the applicable Daily Simple RFR plus the Applicable Rate.

(e)            Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of or interest on any Loan or any LC Disbursement, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or in Section 2.05(h), as applicable, and (ii) in the case of any other amount, 2% plus the highest rate applicable to Base Rate Loans as provided in paragraph (a) of this Section.

(f)            Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest on any Revolving Loan or Swingline Loan shall be payable upon termination of the Revolving Commitments. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(g)            All computations of interest for Base Rate Loans (but only when the Base Rate is determined by reference to the Prime Rate) and Daily Simple SONIA Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.17(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(h)            If, as a result of any restatement (other than a change in reporting of historical financials as a result of the Company’s election of a new accounting treatment permitted under GAAP) of the financial statements of the Company or for any other reason (in each case, other than as a result of any change in GAAP), the Company or the Lenders determine that (i) the Total Net Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Total Net Leverage Ratio would have resulted in higher pricing for such period, if such inaccuracy is discovered prior to the termination of all Commitments and repayment of all Loans (but not otherwise), the Company shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable Issuing Bank, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code, automatically and without further action by the Administrative Agent, any Lender or any Issuing Bank), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any Issuing Bank, as the case may be, under Section 2.12(f) or under Article VII.

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SECTION 2.13. Alternate Rate of Interest. (a) Subject to Section 2.13(b), if:

(i)            the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR or the Adjusted EURIBOR, as the case may be, for such Interest Period (including because the Relevant Screen Rate is not available or published on a current basis) or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR for the applicable Agreed Currency; or

(ii)           the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR or the Adjusted EURIBOR, as the case may be, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) with respect to any RFR Borrowing at any time, the applicable Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans included in such RFR Borrowing;

then the Administrative Agent shall give notice thereof to the Company and the Lenders (which may be by telephone) as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower (or the Company on its behalf) delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) in the case of Loans denominated in U.S. Dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing for such Interest Period and any Borrowing Request that requests a Term Benchmark Borrowing for such Interest period shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (1) an RFR Borrowing denominated in U.S. Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or 2.13(a)(ii) or (2) a Base Rate Borrowing if the Adjusted Daily Simple SOFR is also the subject of Section 2.13(a)(i) or 2.13(a)(ii) and (B) in the case of Loans denominated in an Alternative Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing for such Interest Period and any Borrowing Request that requests a Term Benchmark Borrowing for such Interest Period or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to the Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the Relevant Rate and (y) the applicable Borrower (or the Company on the Borrower’s behalf) delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) in the case of Loans denominated in U.S. Dollars, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan convert to, and shall constitute, (x) an RFR Loan denominated in U.S. Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or 2.13(a)(ii) or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR is also the subject of Section 2.13(a)(i) or 2.13(a)(ii) on such day, and (2) any RFR Loan shall, on and from such day, convert to, and shall constitute, a Base Rate Loan and (B) in the case of Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any such affected Term Benchmark Loans shall, at the Company’s election prior to such day, either (i) be prepaid in full by the applicable Borrower on such day or (ii) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, be deemed to be a Term Benchmark Loan denominated in U.S. Dollars (in a principal amount that is equal to the U.S. Dollar Equivalent of the aggregate principal amount of such Term Benchmark Loan denominated in such Alternative Currency) and shall accrue interest at the same interest rate as would be applicable to Term Benchmark Loans denominated in U.S. Dollars at such time (assuming successive Interest Periods of one month), and (2) any RFR Loan shall convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any such affected RFR Loan shall, at the Company’s election prior to such day, either (i) be prepaid in full by the applicable Borrower on such day or (ii) solely for the purpose of calculating the interest rate applicable to such RFR Loan, be deemed to be a Base Rate Loan denominated in U.S. Dollars (in a principal amount that is equal to the U.S. Dollar Equivalent of the principal amount of such RFR Loan) and shall accrue interest at the same interest rate as would be applicable to Base Rate Loans at such time. Interest on any CBR Loan shall be payable, and principal of any CBR Loan shall be payable or prepayable, in each case, as would be applicable to the Loan that was converted into such CBR Loan.

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(b)           (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to U.S. Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)           Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)          The Administrative Agent will promptly notify the Company and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (b)(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

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(iv)          Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR or the EURIBOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)          Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower (or the Company on its behalf) may revoke any request for a borrowing of, conversion to or continuation of a Term Benchmark Borrowing or RFR Borrowing to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (A) the applicable Borrower will be deemed to have converted any request for a Term Benchmark Borrowing denominated in U.S. Dollars into a request for a borrowing of or conversion to (1) an RFR Borrowing denominated in U.S. Dollars so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (2) a Base Rate Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event and (B) any request for a borrowing of, conversation to or continuation of any Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency shall be ineffective. Furthermore, if any Term Benchmark Loan or RFR Loan denominated in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.13(b), (A) in the case of Loans denominated in U.S. Dollars, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) an RFR Loan denominated in U.S. Dollars so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event and (2) any RFR Loan shall, on and from such day, convert to, and shall constitute, a Base Rate Loan and (B) in the case of Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any such affected Loan shall, at the Company’s election prior to such day, either (x) be prepaid in full by the applicable Borrower on such day or (y) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, be deemed to be a Term Benchmark Loan denominated in U.S. Dollars (in a principal amount that is equal to the U.S. Dollar Equivalent of the aggregate principal amount of such Term Benchmark Loan denominated in such Alternative Currency) and shall accrue interest at the same interest rate as would be applicable to Term Benchmark Loans denominated in U.S. Dollars at such time (assuming successive Interest Periods of one month), and (2) any RFR Loan shall convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any such affected Loan shall, at the Company’s election prior to such day, either (i) be prepaid in full by the applicable Borrower on such day or (ii) solely for the purpose of calculating the interest rate applicable to such RFR Loan, be deemed to be a Base Rate Loan denominated in U.S. Dollars (in a principal amount that is equal to the U.S. Dollar Equivalent of the principal amount of such RFR Loan) and shall accrue interest at the same interest rate as would be applicable to Base Rate Loans at such time. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Interest on any CBR Loan shall be payable, and principal of any CBR Loan shall be payable or prepayable, in each case, as would be applicable to the Loan that was converted into such CBR Loan

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SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBOR) or any Issuing Bank;

(ii)           subject any Lender or Issuing Bank to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes and (B) Excluded Taxes);

(iii)          impose on any Lender or any Issuing Bank or applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting, continuing or maintaining any Loan (or of maintaining its obligation to make any Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then upon request of such Lender or such Issuing Bank, the Company will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

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(b)            If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)            A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)            Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked and is revoked in accordance therewith) or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense (but not lost profit) attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Term SOFR or the Adjusted EURIBOR, as the case may be, that would have been applicable to such Loan (and without taking into account the Applicable Rate) for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the Adjusted Term SOFR or the Adjusted EURIBOR, as the case may be, that would have been applicable to such Loan (and without taking into account the Applicable Rate), for an Interest Period commencing on the date of such event and ending at or as nearly as possible to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the last day of the period that would have been the Interest Period for such Loan). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

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SECTION 2.16. Taxes.

(a)            Withholding of Taxes; Gross-Up. Each payment by or on account of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, unless such deduction or withholding is required by applicable law. If any Withholding Agent determines, in its good faith discretion, that it is so required to deduct or withhold Taxes from such payment, then such Withholding Agent may so deduct or withhold and shall timely pay the full amount of deducted or withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such deduction or withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such deduction or withholding been made.

(b)            Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

(c)            Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)            Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts paid or payable under this Section 2.16(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.16(d) shall be paid within 10 days after the Recipient (or the Administrative Agent on its own behalf or on behalf of a Recipient) delivers to any Loan Party a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e)            Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.16(e) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Documents or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this Section 2.16(e).

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(f)            Status of Lenders.

(i)            Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A) through 2.16(f)(ii)(F)) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Company or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.16(f) (to the extent it is legally eligible to do so, and shall inform the Company in writing if it is legally ineligible to do so). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Company and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so (and shall inform the Company in writing if it is legally ineligible to do so).

(ii)           Without limiting the generality of the foregoing, any Lender shall, if it is legally eligible to do so, deliver to the Company and the Administrative Agent (in such number of copies as is requested by the Company and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), duly and properly completed and executed copies of whichever of the following are applicable:

(A)            in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN-E or W-8BEN, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or W-8BEN, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C)            in the case of a Foreign Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

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(D)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (1) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Certificate”) and (2) IRS Form W-8BEN or W-8BEN-E, as applicable;

(E)            in the case of a Foreign Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a participating Lender) IRS Form W-8IMY, accompanied by IRS Form W-8ECI, W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Certificate substantially in the form of Exhibit E-4 on behalf of each such direct or indirect partner; or

(F)            any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding Tax together with such supplementary documentation as may be prescribed by applicable law to enable the Company or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii)          If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Withholding Agents, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agents, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agents as may be necessary for a Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.16(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including additional amounts paid pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments previously or contemporaneously made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.16(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.16(g) if such payment would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.16(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(h)            Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations under the Loan Documents.

(i)             Defined Terms. For purposes of this Section, the term “Lender” includes any Issuing Bank, the term “Foreign Lender” includes any Issuing Bank that is not a U.S. Person and the term “applicable law” includes FATCA.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, then, in the case of payments in U.S. Dollars, prior to 1:00 p.m., New York City time, on the date when due and, in the case of payments in an Alternative Currency, not later than the Applicable Time specified by the Administrative Agent from time to time), in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to such account as the Administrative Agent shall from time to time specify in one or more notices delivered to the Company, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan shall, except as otherwise expressly provided herein, be made in the currency of such Loan; all other payments hereunder and under each other Loan Document shall be made in U.S. Dollars. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any applicable law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in U.S. Dollars in the U.S. Dollar Equivalent of the Alternative Currency payment amount.

(b)            Subject to Section 7.03, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of any fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent) payable to the Administrative Agent in its capacity as such, (ii) second, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and other fees then due to such parties, and (iii) third, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

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(c)            If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans or Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time), including Sections 2.19, 2.20, 2.21 and 2.22 or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(d)            Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each Lender or each Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. A notice by the Administrative Agent to any Lender or any Issuing Bank with respect to any amount owing under this Section 2.17(d) shall be conclusive, absent manifest error.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a)  If any Lender or Issuing Bank requests compensation under Section 2.14, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, any Issuing Bank or any Governmental Authority for the account of any Lender or any Issuing Bank pursuant to Section 2.16, or if any Lender gives notice pursuant to Section 2.22, then such Lender or such Issuing Bank, as applicable, shall (at the request of any Borrower) use reasonable efforts to designate a different lending or issuing office for funding or booking its Loans or issuing Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender or such Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 2.22, as applicable, and (ii) in each case, would not subject such Lender or such Issuing Bank, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such Issuing Bank, as the case may be. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any Issuing Bank in connection with any such designation or assignment.

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(b)            If (i) any Lender requests compensation under Section 2.14, (ii) any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender is a Defaulting Lender or a Non-Extending Lender, (iv) any Lender has provided notice pursuant to Section 2.22 or (v) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders, a Majority in Interest of the Lenders of the affected Class) shall have granted their consent, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or 2.16) and obligations under this Agreement and the other Loan Documents (or all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (i) the Company shall have received the prior written consent of the Administrative Agent and, if a Revolving Commitment, LC Exposure or Swingline Exposure is being assigned, each Issuing Bank and/or the Swingline Lender, as applicable (which consents shall not unreasonably be withheld, conditioned or delayed) solely if such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments of the applicable Class to such assignee, (ii) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans, participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), (iii) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter, (iv) such assignment does not conflict with applicable law and (v) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the applicable Eligible Assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.19. Incremental Facilities. (a) The Company may on one or more occasions, by written notice to the Administrative Agent, request (i) the establishment, during the Revolving Availability Period, of Incremental Revolving Commitments and/or (ii) the establishment of Incremental Term Commitments, provided that (A) the aggregate amount of all the Incremental Commitments established hereunder shall not exceed $750,000,000 during the term of this Agreement and (B) any Incremental Commitments established hereunder shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, in each case, such lesser amount as shall be the remaining portion of the maximum Incremental Commitments permitted to be established pursuant to clause (A) or to which the Administrative Agent may reasonably agree). Each such notice shall specify (x) the date on which the Company proposes that the Incremental Revolving Commitments or the Incremental Term Commitments, as applicable, shall be effective and (y) the amount of the Incremental Revolving Commitments or the Incremental Term Commitments, as applicable, requested to be established (it being agreed that (1) any Lender approached to provide any Incremental Commitment may elect or decline, in its sole discretion, to provide such Incremental Commitment and (2) any Person that the Company proposes to become an Incremental Lender, (x) cannot be an Ineligible Person and (y) if such Person is not then a Lender, must be reasonably acceptable to the Administrative Agent and, in the case of any proposed Incremental Revolving Lender, each Issuing Bank and the Swingline Lender (each such approval not to be unreasonably withheld, delayed or conditioned) solely if such approval would be required under Section 9.04(b) for an assignment of Loans or Commitments of the applicable Class to such Incremental Lender).

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(b)            The terms and conditions of any Incremental Revolving Commitment and the Loans and other extensions of credit to be made thereunder shall be identical to those of the Revolving Commitments and Revolving Loans and other extensions of credit made thereunder, and shall be treated as a single Class with such Revolving Commitments and Revolving Loans; provided that, if the Company determines to increase the interest rate or fees payable in respect of Incremental Revolving Commitments or Loans and other extensions of credit made thereunder, such increase shall be permitted if the interest rate or fees payable in respect of the other Revolving Commitments or Revolving Loans and other extensions of credit made thereunder, as applicable, shall be increased to equal such interest rate or fees payable in respect of such Incremental Revolving Commitments or Loans and other extensions of credit made thereunder, as the case may be; provided further that the Company, at its election, may pay upfront or closing fees with respect to Incremental Revolving Commitments without paying such fees with respect to the other Revolving Commitments. The terms and conditions of any Incremental Term Commitments and the Incremental Term Loans to be made thereunder shall, except as otherwise set forth herein or in the applicable Incremental Facility Agreement, be identical to those of the Tranche A Term Commitments and the Tranche A Term Loans; provided that (i) the final scheduled maturity date of any Incremental Term Loans shall not be earlier than the latest Maturity Date with respect to any Class of Term Loans outstanding on the date of incurrence of such Incremental Term Loans, (ii) the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the longest remaining weighted average life to maturity of any Class of Term Loans outstanding on the date of incurrence of such Incremental Term Loans (determined without giving effect to any prepayment thereof that would otherwise modify such weighted average life to maturity), it being understood that, subject to this clause (ii), the amortization schedule applicable to (and the effect thereon of any prepayments of) any Incremental Term Loans shall be determined by the Company and the applicable Incremental Term Lenders, (iii) any Incremental Term Loans thereunder shall be extensions of credit to the Company that are Guaranteed only by the Guarantors and shall be unsecured, and (iv) except for the terms referred to above and subject to paragraph (c) of this Section and except with respect to “effective yield” and components thereof, including interest rate spreads and fees, (A) the terms of any Incremental Term Loans shall be identical to those applicable to the Tranche A Term Loans or (B) any terms of such Incremental Term Loans that are more favorable to the Incremental Lenders thereof than those contained in this Agreement and the other Loan Documents are then conformed (or added) to this Agreement or the applicable other Loan Documents for the benefit of all the Lenders. In the event any Incremental Term Loans have the same terms as any existing Class of Term Loans then outstanding (disregarding any differences in original issue discount or upfront fees or scheduled amortization not affecting, or that are required to preserve, the fungibility thereof for U.S. federal income tax purposes), such Incremental Term Loans may, at the election of the Company, be treated as a single Class with such outstanding Term Loans.

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(c)            The Incremental Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Company and the Borrowing Subsidiaries, if applicable, each Incremental Lender providing such Incremental Commitments and the Administrative Agent; provided that no Incremental Commitments shall become effective unless (i) on the date of effectiveness thereof and immediately after giving effect to the making of Loans and issuance of Letters of Credit thereunder to be made on such date and the use of proceeds thereof, no Default shall have occurred and be continuing or would result therefrom, (ii) on the date of effectiveness thereof and immediately after giving effect to the making of Loans and issuance of Letters of Credit thereunder to be made on such date and the use of proceeds thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, (iii) immediately after giving effect to such Incremental Commitments and any related transaction on a pro forma basis (and assuming that the full amount of such Incremental Commitments shall have been funded as Loans on such date), the Company shall be in pro forma compliance with the financial covenant set forth in Section 6.03 (calculated as of the last day of the Test Period then most recently ended) and (iv) the Company shall have delivered to the Administrative Agent such customary legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other closing documents as shall reasonably be requested (consistent in all material respects with the documents delivered under Section 4.01 on the Effective Date) by the Administrative Agent in connection with any such transaction. Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Company, to give effect to the provisions of this Section, including any amendments necessary to establish new Classes of Loans and/or Commitments hereunder (including for purposes of voting (it being agreed that such new Class of Loans and Commitments may be included in the definition of “Required Lenders” and “Majority in Interest” and may be afforded class voting rights requiring the consent of Lenders under such Class in addition to any other consent of Lenders that might otherwise be required under Section 9.02)) or to reflect an increase in any existing Class of Loans and/or Commitments and any technical amendments relating thereto.

(d)            Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents, and (ii) in the case of any Incremental Revolving Commitment, (A) such Incremental Revolving Commitment shall constitute (or, in the event such Incremental Lender already has a Revolving Commitment, shall increase) the Revolving Commitment of such Incremental Lender and (B) the Aggregate Revolving Commitments shall be increased by the amount of such Incremental Revolving Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment”. For the avoidance of doubt, upon the effectiveness of any Incremental Revolving Commitment, the Applicable Percentages of all the Revolving Lenders shall automatically be adjusted to give effect thereto.

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(e)            Each of the parties hereto hereby agrees that the Administrative Agent may take any and all actions as it determines to be reasonably necessary to ensure that, after giving effect to any Incremental Revolving Commitments pursuant to this Section 2.19, the outstanding Revolving Loans, if any, are held by the Revolving Lenders in accordance with their new Applicable Percentages. This may be accomplished, at the discretion of the Administrative Agent, by, among other things, (i) requiring the outstanding Revolving Loans to be prepaid with the proceeds of a new Revolving Borrowing, (ii) causing the existing Revolving Lenders to assign portions of their outstanding Revolving Loans to Incremental Revolving Lenders, which assignments shall be deemed to be effective pursuant to Section 9.04, or (iii) by any combination of the foregoing. Notwithstanding the foregoing, in order to eliminate any break funding liability of the Borrowers under Section 2.15, if, on the date that any Incremental Revolving Commitment becomes effective pursuant to this Section 2.19, any Term Benchmark Revolving Loans are outstanding, such Term Benchmark Revolving Loans may continue to remain outstanding (notwithstanding any other requirement in this Agreement that the Revolving Loans be held by the Revolving Lenders in accordance with their new Applicable Percentages) until the end of the then current Interest Period applicable thereto.

(f)            Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Agreement, each Lender holding an Incremental Term Commitment of any Class shall make a Loan of such Class to the Company in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Facility Agreement.

(g)            The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Company referred to in Section 2.19(a) and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof and, in the case of effectiveness of any Incremental Revolving Commitments, of the Applicable Percentages of the Revolving Lenders after giving effect thereto.

SECTION 2.20. Extension of Revolving Maturity Date. (a)  The Company may, by written notice (an “Extension Notice”) delivered to the Administrative Agent not less than 30 days prior to the Revolving Maturity Date then in effect (the “Existing Revolving Maturity Date”), request a one-year extension (each, an “Extension”) of the Existing Revolving Maturity Date, provided that (i) not more than two Extensions may be requested after the Effective Date and only one Extension may be requested in a single calendar year and (ii) immediately after giving effect to any Extension, the Revolving Maturity Date shall not be more than five years after the applicable Extension Closing Date. The Administrative Agent shall promptly furnish a copy of the Extension Notice to each Revolving Lender, and shall request that each Revolving Lender advise the Administrative Agent whether or not such Revolving Lender agrees to the requested Extension not later than 20 days after receiving such Extension Notice. Any Revolving Lender not responding within the above time period shall be deemed to have declined the requested Extension (each Revolving Lender agreeing to the requested Extension being called an “Extending Lender”, and each Revolving Lender declining or deemed to have declined to agree to the requested Extension being called a “Non-Extending Lender”). The decision to agree or withhold agreement to any Extension shall be at the sole discretion of each Revolving Lender.

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(b)            If Revolving Lenders constituting a Majority in Interest of the Revolving Lenders shall have agreed to extend the Revolving Maturity Date before the anniversary of the Effective Date immediately following the delivery of the applicable Extension Notice, then, effective as of the Extension Closing Date with respect thereto, the Revolving Maturity Date applicable to the Extending Lenders and the Replacement Lenders shall be the first anniversary of the Existing Revolving Maturity Date; provided that no extension of the Revolving Maturity Date pursuant to this Section 2.20 shall become effective unless (the first date on which such consent of the Majority in Interest of the Revolving Lenders is obtained and the conditions specified in this proviso are satisfied with respect to the applicable Extension being called the “Extension Closing Date”) (i) no Default shall have occurred and be continuing as of the Extension Closing Date, (ii) the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of the Extension Closing Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, (iii) the Administrative Agent shall have received a certificate dated as of the Extension Closing Date and executed by a Responsible Officer of the Company to the effect that the conditions set forth in clauses (i) and (ii) above have been satisfied and (iv) the Company shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates and other closing documents as may be reasonably requested by the Administrative Agent in writing and reasonably in advance of such closing. Promptly after the occurrence of any Extension Closing Date, the Administrative Agent shall notify the Lenders thereof. The Company shall have the right, pursuant to Section 2.18(b), to require any Non-Extending Lender to assign in full its rights and obligations under this Agreement to an Eligible Assignee (including any Extending Lender) designated by the Company that agrees to accept all of such rights and obligations and agrees to the applicable Extension (a “Replacement Lender”). Subject to any assignments to any Replacement Lender, the Commitment of each Non-Extending Lender shall terminate on the Existing Revolving Maturity Date, and the principal amount of any outstanding Revolving Loans made by such Non-Extending Lender, together with any accrued interest thereon, and any accrued fees and other amounts payable to or for the account of such Non-Extending Lender hereunder, shall be due and payable on the Existing Revolving Maturity Date and on the Existing Revolving Maturity Date the Borrowers shall also make such other prepayments of the Revolving Loans and Swingline Loans pursuant to Section 2.10 as shall be required in order that, after giving effect to the termination of the Revolving Commitments of, and all payments to, Non-Extending Lenders pursuant to this sentence, (x) the Aggregate Revolving Credit Exposure would not exceed the Aggregate Revolving Commitments and (y) the Revolving Credit Exposure of any Revolving Lender would not exceed its Revolving Commitment. Notwithstanding the foregoing, the Revolving Availability Period and the Revolving Maturity Date (without taking into consideration any Extension pursuant to this Section), as such terms are used in reference to any Issuing Bank or any Letters of Credit issued by such Issuing Bank or the Swingline Lender or any Swingline Loans made by the Swingline Lender, may not be extended without the prior written consent of such Issuing Bank or the Swingline Lender, as the case may be, it being understood and agreed that, in the event any Issuing Bank or the Swingline Lender, as the case may be, shall not have consented to any Extension, (A) such Issuing Bank or the Swingline Lender, as the case may be, shall continue to have all the rights and obligations of an Issuing Bank or the Swingline Lender, as the case may be, hereunder through the applicable Existing Revolving Maturity Date (or the Revolving Availability Period determined on the basis thereof, as applicable), and thereafter shall have no obligation to issue, amend or extend any Letter of Credit or make any Swingline Loan (but shall, in each case, continue to be entitled to the benefits of Sections 2.04 or 2.05, as applicable, 2.14, 2.16 and 9.03 as to the Letters of Credit issued or the Swingline Loans made prior to such time), and (B) the Borrowers (x) shall cause the LC Exposure attributable to Letters of Credit issued by such Issuing Bank to be zero no later than the day on which such LC Exposure would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to the applicable Extension (and, in any event, no later than the applicable Existing Revolving Maturity Date) and (y) shall repay all Swingline Loans on the Existing Revolving Maturity Date.

SECTION 2.21. Defaulting Lenders.

(a)            Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)            Waivers and Amendments. The Commitments, Term Loans and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders, a Majority in Interest of any Class or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders directly and adversely affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof.

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(ii)            Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder; third, in the case of a Defaulting Revolving Lender, to cash collateralize LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) in the case of a Defaulting Revolving Lender, cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loans or LC Disbursements or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and funded participations in LC Disbursements and Swingline Loans owed to, all Non-Defaulting Revolving Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or funded participations in LC Disbursements and Swingline Loans owed to, such Defaulting Lender until such time as all Revolving Loans and funded and unfunded participations in LC Exposure and Swingline Loans are held by the Revolving Lenders pro rata in accordance with their respective Applicable Percentages without giving effect to Section 2.21(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.21(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)            Commitment Fees. The Commitment Fees and the Ticking Fees shall cease to accrue on the Commitment of each Defaulting Lender.

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(iv)            Reallocation and Related Adjustments. If any LC Exposure or Swingline Exposure exists at the time any Revolving Lender becomes a Defaulting Lender, then:

(A)            the Swingline Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(c) and, in the case of any Defaulting Lender that is the Swingline Lender, other than the portion of the Swingline Exposure referred to in clause (b) of the definition of such term) and the LC Exposure of such Defaulting Revolving Lender (other than any portion of such LC Exposure attributable to unreimbursed LC Disbursements with respect to which such Defaulting Revolving Lender shall have funded its participation as contemplated by Sections 2.05(d) and 2.05(f)) shall be reallocated among the Non-Defaulting Revolving Lenders in accordance with their respective Applicable Percentages, but only to the extent that, after giving effect to such reallocation, the Revolving Credit Exposure of any Non-Defaulting Revolving Lender would not exceed its Revolving Commitment;

(B)            if the reallocation described in clause (A) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (1) first, prepay the portion of such Defaulting Lender’s Swingline Exposure (other than any portion thereof referred to in the parenthetical in clause (A) above) that has not been reallocated as set forth in such clause and (2) second, cash collateralize for the benefit of the Issuing Banks the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (A) above and other than any portion thereof referred to in the parenthetical in such clause (A)) in accordance with the procedures set forth in Section 2.05(i) for so long as such LC Exposure is outstanding;

(C)            if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (B) above, the Borrowers shall not be required to pay Letter of Credit Fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such portion of such Defaulting Lender’s LC Exposure so long as such Defaulting Lender’s LC Exposure is cash collateralized;

(D)            if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (A) above, then the fees payable to the Revolving Lenders pursuant to Sections 2.11(a) and 2.11(b) shall be adjusted to give effect to such reallocation; and

(E)            if all or any portion of such Defaulting Lender’s LC Exposure that is subject to reallocation pursuant to clause (A) above is neither reallocated nor cash collateralized pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Revolving Lender hereunder, all Letter of Credit Fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized.

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(v)           Rights of Issuing Banks and Swingline Lender. So long as any Revolving Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend or increase any Letter of Credit, and the Swingline Lender shall not be required to make any Swingline Loan, in each case, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure or Swingline Exposure, as applicable, will be 100% covered by the Revolving Commitments of the Non-Defaulting Revolving Lenders and/or cash collateral will be provided by the Borrowers in accordance with this Section 2.21, and participating interests in any such LC Exposure related to any newly issued or increased Letter of Credit or funded Swingline Loan shall be allocated among Non-Defaulting Revolving Lenders in a manner consistent with Section 2.21(a)(iv) (and such Defaulting Revolving Lender shall not participate therein).

(b)            Defaulting Lender Cure. No reallocation in accordance with Section 2.21(a)(iv) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Revolving Lender as a result of such Non-Defaulting Revolving Lender’s increased exposure following such reallocation. If the Company, the Administrative Agent and, in the case of any Defaulting Revolving Lender, the Swingline Lender and the Issuing Banks agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral as required under this Section), such Lender shall cease to be a Defaulting Lender and, in the case of a Defaulting Revolving Lender, the LC Exposure and the Swingline Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold Revolving Loans in accordance with its Applicable Percentage. Notwithstanding the fact that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, (i) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while such Lender was a Defaulting Lender (and such Lender shall not be entitled to receive any Commitment Fees, Ticking Fees or Letter of Credit Fees that were not paid to it during the period it was a Defaulting Lender in accordance with the foregoing provisions), (ii) all waivers, amendments and modifications effected without its consent in accordance with the provisions of this Section 2.21 and Section 9.02 during the period it was a Defaulting Lender shall be binding on it and (iii) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

SECTION 2.22. Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Term Benchmark Loans or RFR Loans (whether denominated in U.S. Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Adjusted Term SOFR, the Adjusted EURIBOR, the Daily Simple SONIA or the Daily Simple SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (a) any obligation of such Lender to make or continue Term Benchmark Loans or RFR Loans in the affected currency or currencies or, in the case of Loans denominated in U.S. Dollars, to convert Base Rate Loans to Term Benchmark or RFR Loans, shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in U.S. Dollars, convert all such Term Benchmark Loans or RFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor (if applicable), if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark or RFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

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SECTION 2.23. Borrowing Subsidiaries.

(a)            The Company may at any time and from time to time request the designation of any wholly-owned Subsidiary as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company. Promptly after receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall make a copy thereof available to each Revolving Lender, each Issuing Bank and the Swingline Lender. Unless any Revolving Lender, any Issuing Bank or the Swingline Lender shall inform the Administrative Agent within 10 Business Days (or, in the case of any such Subsidiary that is a Foreign Subsidiary, 15 Business Days) following the receipt of such Borrowing Subsidiary Agreement by such Revolving Lender, such Issuing Bank or the Swingline Lender, as the case may be, that it is unlawful for such Revolving Lender, such Issuing Bank or the Swingline Lender to extend credit to such Subsidiary or that such Revolving Lender, such Issuing Bank or the Swingline Lender is restricted by internal policies of general applicability from extending credit to Persons organized or located in the jurisdiction in which such Subsidiary is organized or located, such Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement; provided that no Subsidiary shall become a Borrowing Subsidiary until each Revolving Lender, each Issuing Bank and the Swingline Lender shall have received all documentation and other information with respect to such Borrowing Subsidiary required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and if the Borrowing Subsidiary is a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification from such Borrowing Subsidiary, that shall have been requested by such Revolving Lender, such Issuing Bank or the Swingline Lender within the applicable period set forth above following its receipt of such Borrowing Subsidiary Agreement.

(b)            Upon the execution by the Company and delivery to the Administrative Agent of a Borrowing Subsidiary Termination with respect to any Borrowing Subsidiary, such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement; provided that no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary (other than to terminate such Borrowing Subsidiary’s right to make further borrowings or obtain Letters of Credit under this Agreement) at a time when any principal of or interest on any Loan to such Borrowing Subsidiary, or any Letter of Credit issued for the account of such Borrowing Subsidiary, shall be outstanding hereunder or any interest, fees or other amounts remain unpaid with respect thereto. As soon as practicable upon receipt of a Borrowing Subsidiary Termination, the Administrative Agent shall make a copy thereof available to each Revolving Lender, each Issuing Bank and the Swingline Lender.

(c)            Each Borrowing Subsidiary hereby irrevocably appoints the Company as its agent for all purposes of this Agreement and the other Loan Documents, including (i) the giving and receipt of notices (including any Borrowing Request and any Interest Election Request) and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein. Each Borrowing Subsidiary hereby acknowledges that any amendment or other modification to this Agreement or any other Loan Document may be effected as set forth in Section 9.02, that no consent of such Borrowing Subsidiary shall be required to effect any such amendment or other modification and that such Borrowing Subsidiary shall be bound by this Agreement or any other Loan Document (if it is theretofore a party thereto) as so amended or modified.

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ARTICLE III

Representations and Warranties

The Company represents and warrants, and each of the Borrowing Subsidiaries represents and warrants as to itself, to the Lenders that:

SECTION 3.01. Organization; Powers. Each Loan Party (a) is duly organized, validly existing and, to the extent such concept is applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization and (b) has all requisite power and authority to carry on its business as now conducted, except, in each case (other than in the case of clause (a) above with respect to any Borrower or OpCo), where the failure of any of the foregoing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organization and, if required, stockholder action of such Loan Party. This Agreement has been duly executed and delivered by the Borrowers and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party, in each case, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and any filings of this Agreement with the SEC, (b) do not and will not violate (i) any applicable law or regulation or any order of any Governmental Authority or (ii) the charter, by-laws or other organizational documents of any Loan Party, (c) do not and will not violate or result (alone or with notice or lapse of time or both) in a default under any indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, other than Liens permitted under Section 6.01, in each case under clause (a), (b)(i) and (c) above, except to the extent that any of the foregoing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and related statements of income, comprehensive income, changes in stockholders’ equity and cash flows as of and for the fiscal year ended December 31, 2023 and the fiscal quarter and the portion of the fiscal year ended March 31, 2024. Such financial statements present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its Subsidiaries as of such date and for such period in accordance with GAAP, in the case of such quarterly financial statements, subject to normal audit adjustments and the absence of footnotes.

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(b)            There has been no material adverse change with respect to the business, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole, since December 31, 2023.

SECTION 3.05. Litigation and Environmental Matters. (a) There are no actions, suits, proceedings or ongoing investigations by or before any arbitrator or Governmental Authority pending against, nor has the Company or any Subsidiary received written notice threatening any action, suit, proceeding or investigation against or affecting, the Company or any of the Subsidiaries (i) which, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect or (ii) that would reasonably be expected to affect the legality, validity or enforceability of this Agreement.

(b)            Except with respect to matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.06. Compliance with Laws. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.07. Investment Company Status. None of the Loan Parties is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.08. ERISA. No ERISA Event has occurred or, to the knowledge of the Company, is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to have a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that has had, or would reasonably be expected to have, a Material Adverse Effect.

SECTION 3.09. Disclosure. None of the reports, financial statements, certificates or other information, including the Information Memorandum furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (when taken as a whole and as modified or supplemented by other information so furnished, and excluding any information of a general economic or industry-specific nature), as of the date so furnished, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, if any, so furnished, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized that projections are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control and are not to be viewed as facts, that actual results during the period or periods covered by the projections may differ from the projected results, that such differences may be material and that no assurance can be given that any projection will be realized.

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SECTION 3.10. Anti-Corruption Laws and Anti-Money Laundering; Sanctions. The Company has implemented and maintains in effect policies and procedures designed to promote compliance in all material respects by the Company and the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, anti-money laundering laws and applicable Sanctions, and the Company and the Subsidiaries and their respective officers and directors and, to the knowledge of the Company, their respective employees and agents are in compliance with Anti-Corruption Laws, anti-money laundering laws and applicable Sanctions in all material respects. None of the Company or any Subsidiary or, to the knowledge of the Company, any of their respective directors, officers or employees, or any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from any credit facility established hereby, is a Sanctioned Person.

SECTION 3.11. Affected Financial Institution. None of the Loan Parties is an Affected Financial Institution.

ARTICLE IV

Conditions

SECTION 4.01. Conditions to Effectiveness. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:

(a)            The Administrative Agent shall have executed a counterpart of this Agreement and shall have received from each Borrower and each Lender either (i) a counterpart of this Agreement executed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page) that such party has signed a counterpart of this Agreement.

(b)            The Administrative Agent shall have executed a counterpart of the Guaranty Agreement and shall have received from the Company and OpCo either (i) a counterpart of the Guaranty Agreement executed on behalf of such Person or (ii) written evidence satisfactory to the Administrative Agent (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page) that such Person has signed a counterpart of the Guaranty Agreement.

(c)            The Administrative Agent shall have received the following:

(i)            a certificate of each Borrower and OpCo, dated the Effective Date and executed by an officer, the secretary or an assistant secretary of such Borrower or OpCo, as applicable, attaching (i) a copy of the charter, certificate of organization, certificate of incorporation, certificate of incorporation on change of name, or a similar organizational document of such Borrower or OpCo, as applicable, which shall be certified as of a recent date prior to the Effective Date by the appropriate Governmental Authority, and the bylaws, limited liability company agreement, partnership agreement or a similar organizational document of such Borrower or OpCo, (ii) signature and incumbency certificates of the officers of such Borrower or OpCo, as applicable, executing any Loan Document, (iii) resolutions of the manager, sole member, the board of directors or a similar governing body of such Borrower or OpCo, as applicable, approving and authorizing the execution, delivery and performance of the Loan Documents, certified as of the Effective Date by such officer, secretary or assistant secretary as being in full force and effect without modification or amendment, and (iv) a good standing certificate from the applicable Governmental Authority of the jurisdiction of organization of such Borrower or OpCo, as applicable, dated as of a recent date prior to the Effective Date;

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(ii)           a certificate, dated the Effective Date and executed by a Responsible Officer of the Company, certifying that, as of the Effective Date, (i) the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects and (ii) no Default has occurred and is continuing; and

(iii)           favorable written opinions addressed to the Administrative Agent and the Lenders and dated as of the Effective Date of Jones Day, special counsel to the Borrowers, covering such matters relating to the Borrowers, OpCo, the Loan Documents or the transactions contemplated hereby as the Administrative Agent shall reasonably request.

(d)            Upon the reasonable request of any Lender made at least 10 Business Days prior to the Effective Date, the Company shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has requested a Beneficial Ownership Certification in relation to such Borrower at least 10 Business Days prior to the Effective Date shall have received such Beneficial Ownership Certification.

(e)            The Company shall have paid, on or prior to the Effective Date, all fees and expenses payable on or prior to the Effective Date under this Agreement, the Commitment Letter and the Fee Letters (in the case of expenses, to the extent invoiced at least two Business Dats prior to the Effective Date).

For purposes of determining satisfaction of the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required under this Section 4.01 to be consented to or approved by or acceptable or satisfactory to a Lender or the Administrative Agent.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Conditions to all Credit Extensions. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any conversion or continuation of any Loan) and of each Issuing Bank to make any LC Extension is subject to the receipt of a request therefor in accordance herewith and to the satisfaction (or waiver in accordance with Section 9.02) of the following conditions:

(a)            The representations and warranties of the Loan Parties set forth in the Loan Documents (other than, after the Effective Date, the representations and warranties set forth in Sections 3.04(b) and 3.05(a)(i)) shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of such Borrowing or the date of such LC Extension, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.

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(b)            At the time of and immediately after giving effect to such Borrowing or such LC Extension, as applicable, no Default or Event of Default shall have occurred and be continuing.

On the date of any Borrowing (other than any conversion or continuation of any Loan) or any LC Extension, the Company shall be deemed to have represented and warranted that the conditions specified in paragraphs (a) and (b) above have been satisfied.

SECTION 4.03. Conditions to Initial Credit Extension to each New Borrowing Subsidiary. The obligations of each Revolving Lender or the Swingline Lender to make a Loan to and of each Issuing Bank to issue Letters of Credit hereunder for the account of any Borrowing Subsidiary designated as such pursuant to Section 2.23 shall not become effective until the date on which each of the following additional conditions shall be satisfied (or waived in accordance with Section 9.02):

(a)            The Administrative Agent shall have received such documents and certificates, including such opinions of counsel, as the Administrative Agent may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions by such Borrowing Subsidiary, the incumbency of the Persons executing any Loan Document on behalf of such Borrowing Subsidiary and any other legal matters reasonably relating to such Borrowing Subsidiary, this Agreement, its Borrowing Subsidiary Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, the Company covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent:

(a)            within 90 days after the end of each fiscal year of the Company (commencing with the fiscal year ending December 31, 2024), its audited consolidated balance sheet and related audited consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the preceding fiscal year, all reported on by Ernst & Young LLP or other independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit; provided that such report may contain a “going concern” or like qualification or exception if such qualification or exception is arising solely from (i) the classification of the Loans as short-term indebtedness during the twelve-month period prior to the Maturity Date or (ii) any actual or potential future inability to satisfy any financial maintenance covenant hereunder) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its Subsidiaries on a consolidated basis in conformity with GAAP;

(b)            within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (commencing with the fiscal quarter ending June 30, 2024), its consolidated balance sheet and related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the preceding fiscal year, all certified by a Financial Officer of the Company as presenting fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its Subsidiaries as of the end of and for such fiscal quarter or such portion of the fiscal year on a consolidated basis in conformity with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

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(c)            within five Business Days after each delivery of financial statements under clause (a) or (b) above, a Compliance Certificate, duly completed and executed by a Financial Officer of the Company;

(d)            promptly after the same become publicly available, copies of all periodic and other reports, proxy statement and other materials filed by the Company or any Subsidiary with the SEC or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;

(e)            promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and

(f)            promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Information and documents required to be delivered pursuant to clause (a), (b) and (d) of this Section shall be deemed to have been delivered to the Administrative Agent if such information, or one or more annual or quarterly reports containing such information, or documents shall have been posted by the Administrative Agent on an Approved Electronic Platform or shall be publicly available on the website of the SEC at http://www.sec.gov or on the “Investor Relations” page of the website of the Company at http://www.investors.monsterbevcorp.com. Information required to be delivered pursuant to this Section to the Administrative Agent may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the information or documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted information or documents or requesting delivery of paper copies of such information or document to it and maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on an Approved Electronic Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive MNPI and who may be engaged in investment and other market-related activities with respect to securities of the Company or any Subsidiary. The Company hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC”, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking any Borrower Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any MNPI (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Approved Electronic Platform designated “Public Investor”; and (iv) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Approved Electronic Platform not designated “Public Investor.” Notwithstanding the foregoing, the Company shall be under no obligation to mark any Borrower Materials “PUBLIC”.

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SECTION 5.02. Notices of Material Events. Promptly after any Responsible Officer of the Company obtains knowledge thereof, the Company will furnish to the Administrative Agent written notice of the following:

(a)            the occurrence of any Default, any Change of Control or any Change of Control Triggering Event;

(b)            the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary that would reasonably be expected to have a Material Adverse Effect;

(c)            the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect; and

(d)            any other development that has had, or would reasonably be expected to have, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges and franchises material to the conduct of business of the Company and the Subsidiaries, taken as a whole, except (other than in the case of clause (a) with respect to any Borrower or OpCo) to the extent that failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; provided, that the foregoing shall not prohibit (i) any merger, consolidation, liquidation or dissolution permitted under Section 6.02 or (ii) in the case of clause (b) above, any sale, transfer or other disposition permitted under Section 6.02.

SECTION 5.04. Payment of Taxes. The Company will, and will cause each of the Subsidiaries to, pay its Tax liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.05. Books and Records. The Company will, and will cause each of the Subsidiaries to, keep proper books of record and account in which entries that are true and correct in all material respects are made of all dealings and transactions in relation to its business and activities.

SECTION 5.06. Compliance with Laws. The Company will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders (including ERISA if applicable) of any Governmental Authority applicable to it or its property or operations, except where failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to promote compliance in all material respects by the Company and the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, anti-money laundering laws and applicable Sanctions.

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SECTION 5.07. Use of Proceeds. (a) The proceeds of the Loans will be used only for general corporate purposes of the Company and its Subsidiaries, including Acquisitions and stock repurchases. Letters of Credit will be used only for general corporate purposes of the Company and the Subsidiaries. The Company will not, nor will it permit any of its Subsidiaries to, directly or, to the knowledge of the Company, indirectly, use the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws and anti-money laundering laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(b)            No Letter of Credit and no part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation (including on the part of any Lender) of the Regulations of the Federal Reserve Board, including, without limitation, Regulation U or X thereof.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, the Company covenants and agrees with the Lenders that:

SECTION 6.01. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a)            Liens created under the Loan Documents;

(b)            Permitted Encumbrances;

(c)            any Lien on any asset (and any additions, attachments, improvements and accessions thereto and the proceeds thereof) of the Company or any Subsidiary existing on the Effective Date; provided that (i) such Lien shall not apply to any other asset of the Company or any Subsidiary (other than additions, attachments, improvements or accessions thereto and the proceeds thereof) and (ii) such Lien shall secure only those obligations that it secures on the Effective Date and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof except by an amount equal to any premium paid, and fees and expenses incurred, in connection with such extension, renewal, refinancing or replacement;

(d)            Liens on fixed or capital assets (and any additions, attachments, improvements and accessions thereto and the proceeds thereof) acquired, constructed, repaired or improved by the Company or any Subsidiary securing Indebtedness or other obligations incurred to finance such acquisition, construction, repair or improvement (including purchase money Liens) and extensions, renewals, refinancings and replacement thereof that do not increase the outstanding principal amount thereof except by an amount equal to any premium paid, and fees and expenses incurred, in connection with such extension, renewal, refinancing or replacement; provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such construction, repair or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, repairing or improving such fixed or capital assets and (iii) such Liens shall not apply to any other assets of the Company or any Subsidiary (other than additions, attachments, improvements and accessions thereto and the proceeds thereof); provided further that individual financings of equipment or other fixed or capital assets in favor of any Person (or its Affiliates) that are, in each case, permitted to be secured under this clause (d) may be cross-collateralized to other such financings provided by such Person (or its Affiliates);

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(e)            any Lien on any asset (and any additions, attachments, improvements and accessions thereto and the proceeds thereof) acquired by the Company or any Subsidiary after the Effective Date existing at the time of the acquisition thereof or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into the Company or a Subsidiary in a transaction permitted hereunder) after the Effective Date and prior to the time such Person becomes a Subsidiary (or is so merged or consolidated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), as the case may be, (ii) such Lien shall not apply to any other assets of the Company or any Subsidiary (other than additions, attachments, improvements and accessions thereto and the proceeds thereof) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated), as the case may be, and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof except by an amount equal to any premium paid, and fees and expenses incurred, in connection with such extension, renewal, refinancing or replacement;

(f)             in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.02, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(g)            in the case of (i) any Subsidiary that is not a wholly owned Subsidiary or (ii) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any first rights of refusal, options, put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the organizational documents or other applicable agreement of such Subsidiary or such other Person or any related joint venture, shareholders’, partnerships or similar agreement;

(h)            Liens solely on any cash deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for an Acquisition or other transaction not prohibited hereunder;

(i)             (i) deposits made in the ordinary course of business to secure obligations to insurance carriers providing casualty, liability or other insurance to the Company and the Subsidiaries and (ii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(j)             Liens on cash and cash equivalents securing obligations under Swap Contracts permitted under this Agreement; and

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(k)            other Liens; provided that the aggregate outstanding principal amount of Indebtedness and any other obligations secured thereby at any time does not exceed the greater of (i) $550,000,000 and (ii) 15% of Consolidated Net Tangible Assets as of the last day of the most recent Test Period.

SECTION 6.02. Fundamental Changes. (a) The Company will not, and will not permit any other Loan Party to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person (including any Loan Party) may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Person (other than the Company) may merge or consolidate with or into any Borrowing Subsidiary in a transaction in which the surviving entity is, or substantially concurrently therewith becomes, a Borrowing Subsidiary in accordance with this Agreement; provided that if such transaction involves a Subsidiary Guarantor, then, unless the guarantee of such Subsidiary Guarantor is, in accordance with Section 9.15, released substantially concurrently with the consummation of such transaction, the surviving Person shall be a Subsidiary Guarantor or substantially concurrently with the consummation of such transaction shall become a Subsidiary Guarantor in accordance with Section 9.15, (iii) any Person (other than the Company or any Borrowing Subsidiary) may merge or consolidate with or into any Subsidiary Guarantor, provided that if the surviving Person is a Subsidiary, then, unless the guarantee of such Subsidiary Guarantor is, in accordance with Section 9.15, released substantially concurrently with the consummation of such transaction, such Subsidiary shall be a Subsidiary Guarantor or substantially concurrently with the consummation of such transaction shall become a Subsidiary Guarantor in accordance with Section 9.15, (iv) any Subsidiary Guarantor (other than a Borrowing Subsidiary) may liquidate or dissolve into the Company or another Subsidiary Guarantor (or any Subsidiary that, substantially concurrently therewith, shall become a Subsidiary Guarantor in accordance with this Agreement) and (v) any Subsidiary Guarantor (other than a Borrowing Subsidiary) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders and any distribution or other transfer of assets in connection with such liquidation or dissolution is made to the Company or another Subsidiary in an amount consistent with such Person’s ownership of Equity Interests of the Subsidiary Guarantor being dissolved or liquidated.

(b)            The Company will not, and will not permit the Subsidiaries to, sell, transfer, lease or otherwise dispose of, directly or through any merger or consolidation and whether in one transaction or in a series of transactions, assets constituting all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole.

(c)            The Company will not permit any Borrowing Subsidiary, for so long as it is a Borrowing Subsidiary, to cease to be a wholly-owned Subsidiary of the Company.

SECTION 6.03. Total Net Leverage Ratio. The Company will not permit the Total Net Leverage Ratio on the last day of any Test Period (commencing with June 30, 2024) to be more than 3.75 to 1.00; provided that in the event the Company or any of the Subsidiaries consummates a Qualified Material Acquisition, the Company may, by notice delivered to the Administrative Agent, elect to increase the maximum permitted Total Net Leverage Ratio to 4.25 to 1.00 as of the last day of the fiscal quarter during which such Qualified Material Acquisition shall have occurred and as of the last day of each of the three immediately following fiscal quarters; provided further that no such election may be made unless, as of the end of at least two consecutive fiscal quarters immediately preceding such election, the Company has maintained a Total Net Leverage Ratio of not greater than 3.75 to 1.00.

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ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a)            any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)            any Borrower or any Guarantor shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)            any representation, warranty or certification made or deemed to be made by or on behalf of any Loan Party in any Loan Document or in any certificate furnished pursuant to or in connection with any Loan Document shall prove to have been materially incorrect when made or, pursuant hereto, deemed made;

(d)            the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to any Borrower’s existence), 5.07 or in Article VI;

(e)            any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in the Loan Documents (other than those specified in clause (a), (b) or (d) of this Section 7.01), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f)             the Company or any Material Subsidiary shall be in default with respect to any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (after giving effect to any grace period applicable thereto);

(g)            (i) any event or condition occurs that results in any Material Indebtedness becoming due or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Material Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Material Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Material Subsidiary as a result thereof is greater than $350,000,000; provided that this clause (g) shall not apply to (1) secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition of assets of the Company or any Subsidiary, (2) any Indebtedness that becomes due as a result of a voluntary prepayment, repurchase, redemption or defeasance thereof, or any refinancing thereof, permitted under this Agreement, (3) any requirement to, or to offer to, prepay, repurchase or redeem any Indebtedness using a portion of excess cash flow or similar financial measure, (4) any customary debt and equity proceeds prepayment requirements contained in any bridge or other interim credit facility, (5) any Indebtedness of any Person assumed in connection with an Acquisition to the extent that such Indebtedness is repaid, repurchased or redeemed (or offered to be repaid, repurchased or redeemed) as required by the terms thereof in connection with the acquisition of such Person or (6) any prepayment, repurchase, redemption or defeasance of any Acquisition Indebtedness if the related Acquisition is not consummated;

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(h)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, moratorium, winding-up or other relief in respect of any Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Debtor Relief Laws now or hereafter in effect; or (ii) the appointment of a receiver, liquidator, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)             any Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, winding-up or other relief under any Debtor Relief Laws now or hereafter in effect (other than any liquidation or dissolution of a Material Subsidiary permitted under Section 6.02(a)), (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, liquidator, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary or for a substantial part of its assets (other than any liquidation or dissolution of a Material Subsidiary permitted under Section 6.02(a)), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) the board of directors (or similar governing body) of any Borrower or any Material Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (i) or clause (h) of this Section 7.01;

(j)             any Borrower or any Material Subsidiary shall become unable, admit in writing its inability, or fail generally to pay its debts as they become due;

(k)            one or more judgments for the payment of money in an aggregate amount in excess of $350,000,000 (to the extent not paid or covered by insurance (other than under a self-insurance program) as to which the insurer does not dispute coverage) shall be rendered against the Company, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Material Subsidiary to enforce any such judgment;

(l)             an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; or

(m)           the guarantee by any Guarantor purported to be created under the Guaranty Agreement shall cease to be, or shall be asserted by any Guarantor not to be, in full force and effect (in the case of any such guarantee by a Subsidiary Guarantor, other than as a result of the termination of the obligations of such Subsidiary Guarantor under the Guaranty Agreement in accordance with Section 9.15);

then the Administrative Agent may, and at the request of the Required Lenders shall, take any or all of the actions described in Section 7.02 and the other provisions of Section 7.02 shall apply.

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SECTION 7.02. Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall at the request of, or may with the consent of, the Required Lenders, take any or all of the following actions, at the same or different times:

(a)            declare the Commitment of each Lender and any obligation of the Issuing Banks to make LC Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(b)            declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, whereupon such principal, interest or other amounts shall become due and payable immediately;

(c)            require that the Borrowers cash collateralize the LC Exposure in accordance with Section 2.05(i); and

(d)           exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents;

in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that upon the occurrence of any event described in Section 7.01(h) or 7.01(i) with respect to any Borrower under any Debtor Relief Laws, the obligation of each Lender to make Loans and any obligation of the Issuing Banks to make LC Credit Extensions shall immediately and automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall immediately and automatically become due and payable, and the obligation of the Borrowers to deposit cash collateral in respect of LC Exposure as aforesaid shall immediately and automatically become effective, in each case without further act of the Administrative Agent, any Lender or any Issuing Bank and without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

SECTION 7.03. Application of Funds. After the exercise of remedies provided for in Section 7.02 (or after the Loans have automatically become immediately due and payable and the LC Exposure has automatically been required to be cash collateralized as set forth in the proviso to Section 7.02), any amounts received by the Administrative Agent on account of the Obligations shall, subject to the provisions of Section 2.21, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article II) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting indemnities and expenses payable to the Lenders and the Issuing Banks (including fees, charges and disbursements of counsel to the Lenders and the Issuing Banks), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees, Commitment Fees, fronting fees, Ticking Fees and all other fees and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, unreimbursed LC Disbursements and all other Obligations (other than those referred to in clause Fifth below), ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Fourth held by them;

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Fifth, to the Administrative Agent for the account of the applicable Issuing Banks, to cash collateralize that portion of LC Exposure comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrowers pursuant to Section 2.05; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by law.

Subject to Section 2.05(i), amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after the LC Exposure shall have been reduced to zero, such remaining amount shall be applied in the order set forth above.

ARTICLE VIII

The Administrative Agent

SECTION 8.01. Authorization and Action. (a) Each of the Lenders and Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as Administrative Agent under the Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Without limiting the foregoing, each of the Lenders and Issuing Banks hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b)            As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes the Administrative Agent to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to Debtor Relief Laws or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of Debtor Relief Laws; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, pursuant to the terms in the Loan Documents) prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries or other Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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(c)            In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Company and its Subsidiaries. Without limiting the generality of the foregoing:

(i)            the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or any Issuing Bank other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); and each Lender and each Issuing Bank agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement, any other Loan Document and/or the transactions contemplated hereby or thereby; and

(ii)           nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(d)            The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub-agents.

(e)            In case of the pendency of any proceeding with respect to any Loan Party under any Debtor Relief Laws now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.11, 2.12, 2.14, 2.15, 2.16 and 9.03) allowed in such judicial proceeding; and

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(ii)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and Issuing Banks, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

SECTION 8.02. Administrative Agent’s Reliance, Limitation of Liability, Etc. (a) Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or omitted to be taken by the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence, bad faith or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment).

(b)            The Administrative Agent shall be deemed not to have knowledge of (i) any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under such Section is given to the Administrative Agent by the Company, or (ii) any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Company, a Lender or an Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any recital, statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (D) the sufficiency, value, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by e-mailed .pdf or any other electronic means that reproduces an image of an actual executed signature page) or (E) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent (x) shall not responsible for any loss, cost or expense suffered by any Loan Party, any Lender or any Issuing Bank as a result of any determination that any Lender is a Defaulting Lender, or the effective date of such status (it being further understood and agreed that the Administrative Agent shall not have any obligation to determine whether any Lender is a Defaulting Lender), or any determination of the Aggregate Revolving Credit Exposure or the component amounts thereof, any determination of the Exchange Rate or the U.S. Dollar Equivalent, any the Central Bank Rate or the Central Bank Rate Adjustment and (y) shall not have any duty to ascertain, monitor or enforce compliance with the list of Competitors and will not have any liability with respect to any assignment or participation made to a Competitor, is being further understood and agreed that the Administrative Agent will be authorized to disclose the list of Competitors to the Lenders and the Lenders will be authorized to disclose such list on a confidential basis, to potential assignees and participants.

(c)            Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to any Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) in determining compliance with any condition hereunder to the making of a Loan or any LC Extension that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, as the case may be, may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank sufficiently in advance of the making of such Loan or the issuance, amendment or extension of such Letter of Credit and (v) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be an email or other electronic message, internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or maker thereof), and may act upon any such oral or telephonic statement prior to receipt of written confirmation, if requested, thereof.

SECTION 8.03. Posting of Communications; Approved Borrower Portal. (a) Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting such Communications on an Approved Electronic Platform. The Administrative Agent, the Lenders and the Issuing Banks agree that the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an Approved Borrower Portal.

(b)            Although each of the Approved Electronic Platform and the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Banks and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform or of any Loan Party that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Banks and the Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

(c)            EACH OF THE APPROVED ELECTRONIC PLATFORM, THE COMMUNICATIONS AND THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE BORROWER COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM OR THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM, THE COMMUNICATIONS, THE APPROVED BORROWER PORTAL OR THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS, THE APPROVED ELECTRONIC PLATFORM, THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY SYNDICATION AGENT, ANY CO-DOCUMENTATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM OR ANY LOAN PARTY’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

(d)            Each Lender and Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender or Issuing Bank for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)            Each of the Lenders, the Issuing Banks and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform and the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)            Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04. Administrative Agent Individually. With respect to its Commitment, Loans (including Swingline Loans) and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Company, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

SECTION 8.05. Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Company, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, in consultation with the Company, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Company (which approval may not be unreasonably withheld, delayed or conditioned and shall not be required if an Event of Default under Section 7.01(a), 7.01(b), 7.01(h) or 7.01(i) has occurred and is continuing). Upon the acceptance of an appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of an appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b)            Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank.

(c)            Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation for as long as any of them continue to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d)            Any resignation by the Person serving as the Administrative Agent pursuant to this Section shall also constitute resignation by such Person as an Issuing Bank and the Swingline Lender. Any such Person, if it resigns as an Issuing Bank, shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an Issuing Bank and the LC Exposure attributable thereto, including the right to require the Revolving Lenders to fund participations in LC Disbursements pursuant to Section 2.05, but shall not be required to issue additional Letters of Credit or extend or amend any existing Letters of Credit. Any such Person, if it resigns as the Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to purchase participations in such Swingline Loans pursuant to Section 2.04, but shall not be required to make any new Swingline Loans. Upon any such resignation, the Company may appoint (i) a successor Issuing Bank in accordance with Section 2.05(j) and/or (ii) a successor Swingline Lender (which successor shall in all cases be a Revolving Lender) pursuant to a written agreement among the Company and such successor Swingline Lender, whereupon such successor Swingline Lender shall succeed to and become vested with all of the rights, powers, privileges and duties of the resigning Swingline Lender; provided that the failure by the Company to so appoint any such successor shall not affect such resignation.

SECTION 8.06. Acknowledgements of Lenders and Issuing Banks. (a) Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Company and the Subsidiaries, or for the purposes of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain MNPI) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)            Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(c)            (i)              Each Lender and Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank, as the case may be, shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the Overnight Rate and (y) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

 (ii)            Each Lender and Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender and Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the Overnight Rate.

 (iii)            The Company and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Company or any other Loan Party.

 (iv)            Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.07.  Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Loan Parties, that at least one of the following is and will be true:

 (i)             such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

 (ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

 (iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

 (iv)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Loan Parties, that none of the Administrative Agent, or any Arranger, any Syndication Agent, any Co-Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c)            The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.08. Miscellaneous. Anything herein to the contrary notwithstanding, none of the Arrangers, the Syndication Agents or the Co-Documentation Agents shall have any duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder, and shall incur no liability hereunder or thereunder, but shall have the benefit of the indemnities, reimbursement and exculpation provisions set forth herein. The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks and, except solely to the extent of the Company’s express rights to consent pursuant to and subject to the conditions set forth in Section 8.05, none of the Borrowers or their respective Affiliates shall have any rights as a third party beneficiary under any such provisions.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices.

(a)            General. Except in the case of notices and other communications expressly permitted to be given by telephone and subject to paragraph (b) of this Section, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

 (i)             if to the Company or any Borrowing Subsidiary, to its address (or email or telephone number) set forth on Schedule 9.01;

 (ii)            if to the Administrative Agent from any Borrower, to JPMorgan Chase Bank, N.A., at the address separately provided by the Administrative Agent to the Company;

 (iii)            if to the Administrative Agent from any Lender, any Issuing Bank or the Swingline Lender, to its address (or email or telephone number) set forth on Schedule 9.01;

 (iv)            if to the Swingline Lender or any Issuing Bank, to it at its address (or email or telephone number) most recently specified by it in a notice delivered to the Administrative Agent and the Company (or, in the absence of any such notice, to the address (or email or telephone number) set forth in the Administrative Questionnaire of the Lender that is serving as the Swingline Lender or such Issuing Bank or is an Affiliate thereof); and

 (ii)            if to any Lender, to it at its address (or email or telephone number) set forth in its Administrative Questionnaire.

Any party hereto may change its address (or email or telephone number) for notices and other communications hereunder by notice to the other parties hereto (or (i) in the case of any change by a Lender or an Issuing Bank, by notice to the Company and the Administrative Agent and (ii) in the case of any change by the Company or any Borrowing Subsidiary, by notice solely to the Administrative Agent).

(b)            Electronic Communications. Notices and other communications to the Lenders or the Issuing Banks hereunder may be delivered or furnished, in addition to email, by other electronic communication (including an Approved Electronic Platform) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by such electronic communication. The Administrative Agent, the Swingline Lender, each Issuing Bank or any Borrower may each, in its discretion and in addition to email, agree to accept notices and other communications to it hereunder by other electronic communications (including the Approved Borrower Portal) pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c)            Receipt. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Approved Electronic Platform shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d)            Certain Agreements. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number and email address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Approved Electronic Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Approved Electronic Platform and that may contain MNPI.

(e)            Reliance by Administrative Agent, Issuing Banks and Lenders. The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Requests and Interest Election Requests) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, each Issuing Bank, each Lender and the Related Parties of each of foregoing from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank or any Related Party of any of the foregoing may have had notice or knowledge of such Default at the time.

(b)            Except as provided in paragraph (c) of this Section, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or otherwise modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is party thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (A) increase any Commitment of any Lender, or change the currency in which Loans are available thereunder, without the written consent of such Lender (it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant or Default shall constitute an increase of any Commitment of such Lender), (B) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder (in each case, other than as a result of any change in the definition, or in any components thereof, of the term “Total Net Leverage Ratio” or any waiver of default interest), without the written consent of each Lender directly and adversely affected thereby, (C) postpone the scheduled date of payment of any principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment (in each case, other than as a result of any change in the definition, or in any components thereof, of the term “Total Net Leverage Ratio” or any waiver of default interest), without the written consent of each Lender directly and adversely affected thereby (it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant or Default shall constitute any such postponement, reduction, waiver or excuse), (D) change Section 2.08, 2.17(b), 2.17(c) or 7.03 in a manner that would alter the pro rata reduction of the Commitments or pro rata sharing or order of payments required thereby, without the written consent of each Lender directly and adversely affected thereby, (E) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders”, “Majority in Interest” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder (including, for the avoidance of doubt, any provision requiring the consent of “each Lender”), without the written consent of each Lender (or each Lender of such Class, as the case may be); provided that, with the consent of the Required Lenders, the provisions of this Section and the definition of the terms “Required Lenders” or “Majority in Interest” may be amended to include references to any new class of loans or commitments created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Classes of Loans or Lenders, (F) release the Company from the Guarantee provided by it under the Guaranty Agreement or release all or substantially all the value of the Guarantees provided by the Subsidiary Guarantors under the Guaranty Agreement (including, in each case, by limiting liability in respect thereof) without the written consent of each Lender directly and adversely affected thereby or (G) change any provisions of any Loan Document in a manner that by its terms directly and adversely affects the rights to payment of Lenders of any Class differently than the rights of Lenders of any other Class, without the written consent of Lenders representing a Majority in Interest of each affected Class; provided further that (1) no amendment, waiver or other modification shall, unless in writing and signed by the applicable Issuing Bank in addition to the Lenders required above, affect the rights or duties of such Issuing Bank under this Agreement or any other Loan Document relating to any Letter of Credit issued or to be issued by it; (2) no amendment, waiver or other modification shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement or any other Loan Document; and (3) no amendment, waiver or other modification shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

(c)            Notwithstanding anything to the contrary set forth in paragraph (b) of this Section:

(i)              if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement;

(ii)             no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (A), (B) or (C) set forth in Section 9.02(b) and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification;

(iii)            any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or such Loan Document of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower (and, in the case of any other Loan Document, the other Loan Parties party thereto) and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at that time;

(iv)            this Agreement may be amended in the manner contemplated by Sections 2.13(b), 2.19 and 2.20 without any additional consents;

(v)             this Agreement and the other Loan Documents may be amended in the manner provided in Section 9.15;

(vi)            this Agreement and the other Loan Documents may be amended in the manner provided in Section 2.23 and, in connection with any Borrowing Subsidiary becoming a party hereto, this Agreement (including the Exhibits hereto) may be amended by an agreement in writing entered into by the Company and the Administrative Agent to provide for such technical modifications as they determine to be necessary or advisable in connection therewith;

(vii)           this Agreement and the other Loan Documents may be amended in the manner provided in Section 2.05(j), 2.05(k) or 8.05(d), the term “LC Commitment”, as such term is used in reference to any Issuing Bank, may be modified as contemplated by the definition of such term, the term “Swingline Exposure”, as such term is used in reference to the Swingline Lender, may be modified as contemplated by the definition of such term and the term “Swingline Lender” may be amended accordingly; and

(viii)           no amendment, waiver or other modification of this Agreement or any other Loan Document referred to in the first proviso to Section 9.02(b) shall require the consent or approval of any Lender which immediately after giving effect to such amendment, waiver or other modification (A) shall have no Commitment or other obligation to maintain or extend credit under the Loan Documents (as so amended, waived or otherwise modified), including, without limitation, any obligation in respect of any drawing under or participation in any Letter of Credit, and (B) substantially contemporaneously with the effectiveness of such amendment, waiver or other modification shall have been paid in full all amounts owing to it under the Loan Documents (including, without limitation, principal, interest and fees), it being understood and agreed that from and after the effectiveness of any such amendment, waiver or other modification any such Lender shall be deemed to no longer be a “Lender” hereunder or a party hereto, provided that any such Lender shall retain the benefit of indemnification and other provisions hereof which, by the terms hereof, would survive a termination of this Agreement.

(d)            The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.03. Expenses; Indemnity; Limitation of Liability. (a) The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates (including the reasonable fees, charges and disbursements of counsel, but limited to the reasonable fees, charges and disbursements of a single firm of U.S. counsel, a single firm of Irish counsel and, if reasonably deemed necessary by the Administrative Agent, a single firm of local counsel in each other relevant jurisdiction (which may be a single firm of local counsel acting in multiple jurisdictions), in each case, for the Administrative Agent, the Arrangers and their Affiliates taken as a whole) in connection with the structuring of the credit facilities provided for herein, the preparation and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment or extension by it of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Arranger, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Arranger, any Issuing Bank or any Lender in connection with the enforcement, collection or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)            The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Syndication Agent, each Co-Documentation Agent, each Lender and each Issuing Bank and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related reasonable and documented out-of-pocket expenses, joint or several (including the fees, charges and disbursements of any counsel for any Indemnitee, but limited to a single firm of U.S. counsel, a single firm of Irish counsel and, if reasonably deemed necessary by the Indemnitees, a single firm of local counsel in each other relevant jurisdiction (which may be a single firm of local counsel acting in multiple jurisdictions), in each case, for the Indemnitees, taken as a whole, and, in the case of an actual or perceived (in good faith) conflict of interest, where the Indemnitee affected by such conflict informs the Company of such conflict and thereafter retains its own counsel, of another firm of U.S. counsel, Irish counsel and, if reasonably deemed necessary by such affected Indemnitee, one additional firm of local counsel in each relevant jurisdiction (which may include a single firm of local counsel acting in multiple jurisdictions) for each group of similarly affected Indemnitees), incurred by any Indemnitee or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (1) the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Related Lender Parties or (2) a material breach of the obligations of such Indemnitee or any of its Related Lender Parties under this Agreement or (B) arise from a dispute among the Indemnitees or any of their Related Lender Parties, other than any proceeding against any of the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent or any other titled Person in its capacity or in fulfilling its role as such and other than any proceeding arising out of any act or omission on the part of the Company or any of its Affiliates. This Section 9.03(b) shall not apply with respect to Taxes, other than any Taxes that represent Liabilities arising from any non-Tax claim.

(c)            To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or the Swingline Lender, or any Related Party of any of the foregoing Persons (and without limiting any Borrower’s obligation to do so) under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank or the Swingline Lender, or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that such payment was incurred by or asserted against the Administrative Agent (or such sub-agent), such Issuing Bank or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing Persons acting for the Administrative Agent (or any such sub-agent), any Issuing Bank or the Swingline Lender in connection with such capacity; provided further that, with respect to such unpaid amounts owed to any Issuing Bank or the Swingline Lender in its capacity as such, or to any Related Party of any Issuing Bank or the Swingline Lender, acting for such Issuing Bank or the Swingline Lender in connection with such capacity, only the Revolving Lenders shall be required to pay such unpaid amounts. For purposes of this Section, at any time, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, unused Revolving Commitments and, except for purposes of the immediately preceding proviso, the outstanding Term Loans and unused Term Commitments, in each case, at such time (or most recently outstanding and in effect); provided that, for such purpose, the Revolving Credit Exposure of the Revolving Lender that is the Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of the aggregate principal amount of the outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the unused Revolving Commitment of such Revolving Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount.

(d)            To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, (i) any claim against any Lender-Related Person, on any theory of liability, for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet, the Approved Electronic Platform or the Approved Borrower Platform); provided that the foregoing shall not apply as to any Lender-Related Person to the extent such Liabilities are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Lender-Related Person or any of its Related Lender Parties, or (ii) any Liabilities against any Lender-Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)            To the fullest extent permitted by applicable law, none of the Administrative Agent, the Lenders and the Issuing Banks shall assert, and each of them hereby waives, any Liabilities against any Borrower, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that nothing in this paragraph (e) shall limit any Borrower’s indemnity and reimbursement obligations set forth in this Section or elsewhere in the Loan Documents.

(f)            All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any branch or Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer (except, in the case of any Borrowing Subsidiary that merges or consolidates with the Company or another Borrowing Subsidiary, in a transaction permitted by Section 6.02) any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (A) to an assignee in accordance with the provisions of paragraph (b) of this Section 9.04 or (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any branch or Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, sub-agents of the Administrative Agent, the Arrangers, the Syndication Agents, the Co-Documentation Agents and the Related Persons of the foregoing) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            (i)  Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) each of the Company (except in the case of an assignment to a Lender or an Affiliate of a Lender), the Administrative Agent (except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund) and, solely in the case of any assignment of all or a portion of a Revolving Commitment or any LC Exposure, each Issuing Bank or in the case of any assignment of all or a portion of a Revolving Commitment or any Swingline Exposure, the Swingline Lender must give its prior written consent to such assignment (in each case, which consent shall not be unreasonably withheld, delayed or conditioned); provided that (A) no consent of an Issuing Bank shall be required if an Event of Default occurs with respect to any Borrower under Section 7.01(h) or 7.01(i) and such Issuing Bank has no outstanding Letters of Credit at the time of the applicable assignment and (B) that no consent of the Swingline Lender shall be required if an Event of Default occurs with respect to any Borrower under Section 7.01(h) or 7.01(i) and such Swingline Lender has no outstanding Swingline Loans at the time of the applicable assignment, (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consents, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Approved Electronic Platform), together with a processing and recordation fee of $3,500 (which fee may be waived by the Administrative Agent in its sole discretion), provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; provided further that any consent of the Company otherwise required under this paragraph shall (x) not be required if an Event of Default under Section 7.01(a), 7.01(b), 7.01(h) or 7.01(i) has occurred and is continuing and (y) be deemed provided to unless the Company shall object to any proposed assignment by written notice to the Administrative Agent within 10 Business Days after receiving written notice of such assignment under this paragraph.

(ii)            Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder, to the extent not already a party hereto, shall become a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have (in addition to any such rights and obligations theretofore held by it) the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iii)           In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender hereunder (and interest accrued thereon) and (y) in the case of a Defaulting Revolving Lender, acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(iv)           The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(v)            Upon receipt by the Administrative Agent of an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Approved Electronic Platform) executed by an assigning Lender and an assignee and the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no Liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(c)            (i)  Any Lender may, without the consent of any Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more Eligible Assignees (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and Loans of any Class); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, each Issuing Bank, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.17, 2.18 and 7.03 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 2.14 or 2.16, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 2.18 with respect to any Participant. To the extent permitted by law, each Participant, if notice of such Participant is given to the Borrower, also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

(ii)            Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)            Notwithstanding anything to the contrary contained herein, if at any time any Person that is both a Revolving Lender and an Issuing Bank or the Swingline Lender assigns all of its Revolving Commitment and Revolving Loans pursuant to paragraph (b) of this Section, then (i) such Issuing Bank may, upon 30 days’ notice to the Company, resign as an Issuing Bank and/or (ii) the Swingline Lender may, upon 30 days’ notice to the Company, resign as the Swingline Lender. In the event of any such resignation of an Issuing Bank, the Company shall be entitled to appoint a successor Issuing Bank in accordance with Section 2.05(j), and in the event of any such resignation of the Swingline Lender, the Company shall be entitled to appoint from among the Revolving Lenders (and subject to the consent of such Revolving Lender to act in such capacity) a successor Swingline Lender hereunder; provided, however, that the failure by the Company to so appoint any such successor shall not affect the resignation of the applicable Issuing Bank as an Issuing Bank or of the Swingline Lender as the Swingline Lender, as the case may be. If any Issuing Bank resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an Issuing Bank and the LC Exposure attributable thereto, including the right to require the Revolving Lenders to fund participations in LC Disbursements pursuant to Section 2.05, but shall not be required to issue additional Letters of Credit or amend or extend any existing Letters of Credit. If the Swingline Lender resigns as the Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to purchase participations in such Swingline Loans pursuant to Section 2.04, but shall not be required to make any new Swingline Loans.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement or any other Loan Document and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any LC Disbursement or any fee or any other amount payable under this Agreement is outstanding and unpaid (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrowers (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents (including for purposes of determining whether the Company is required to comply with Articles V and VI hereof, but excluding Sections 2.14, 2.16 and 9.03 and any expense reimbursement or indemnity provisions set forth in any other Loan Document), and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05. The provisions of Sections 2.14, 2.15, 2.16, 2.17(d), 9.03, 9.08(b), 9.14 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and LC Disbursements, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, the Fee Letters and any other letter agreements with respect to fees payable by any Borrower in connection with the credit facilities established hereunder constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates with respect to the credit facilities established hereunder under the Commitment Letter or any commitment advices submitted by any Lender (but do not supersede any provisions of the Commitment Letter that by the terms thereof survive the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)            Delivery of an executed counterpart of a signature page of (i) this Agreement, (ii) any other Loan Document and/or (iii) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each, an “Ancillary Document”) that is an Electronic Signature transmitted by emailed ..pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (A) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent, the Lenders and the Issuing Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (B) upon the request of the Administrative Agent, any Lender or any Issuing Bank, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Loan Party hereby (1) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Issuing Banks and the Loan Parties, Electronic Signatures transmitted by emailed pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (2) agrees that each of the Administrative Agent, the Lenders and the Issuing Banks may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (3) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (4) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s, any Lender’s and/or any Issuing Bank’s reliance on or use of Electronic Signatures and/or transmissions by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any Issuing Bank or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 9.08. Right of Setoff; Payments Set Aside. (a) If an Event of Default shall have occurred and be continuing, each of the Lenders and each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company or any other Borrower against any of and all the obligations of the Company or any other Borrower now or hereafter existing under this Agreement held by such Lender or such Issuing Bank, as the case may be, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and each Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender and such Issuing Bank may have.

(b)            To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any Issuing Bank or any Lender, or the Administrative Agent, any Issuing Bank or any Lender (including any Defaulting Lender) exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and any claims, controversies, disputes or causes of action (whether based in contract, tort or any other theory, and whether in law or equity) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be construed in accordance with and governed by the law of the State of New York. Each of the parties hereto hereby further irrevocably and unconditionally agrees that, in furtherance of the foregoing and notwithstanding anything to the contrary in any Loan Document, any claims brought against the Administrative Agent by any party relating to this Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(b)            Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the United States District Court of the Southern District of New York or of the Supreme Court of the State of New York, in each case, sitting in New York County, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding shall be heard and determined exclusively in such Federal court or, to the extent such court shall not have jurisdiction, in such New York State court; provided that each of the parties hereto agrees that nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document against any Foreign Borrowing Subsidiary or any of its properties in the courts of the jurisdiction of formation or organization of such Foreign Borrowing Subsidiary. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall (i) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (ii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.

(c)            Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d)            Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)            Each Borrowing Subsidiary hereby irrevocably designates, appoints and empowers the Company, and the Company hereby accepts such appointment, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document. Such service may be made by mailing or delivering a copy of such process to any Borrowing Subsidiary in care of the Company at the Company’s address used for purposes of giving notices under Section 9.01, and each Borrowing Subsidiary hereby irrevocably authorizes and directs the Company to accept such service on its behalf.

(f)            In the event any Borrowing Subsidiary or any of its assets has or hereafter acquires, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, any immunity from jurisdiction, legal proceedings, attachment (whether before or after judgment), execution, judgment or setoff, such Borrowing Subsidiary hereby irrevocably agrees not to claim and hereby irrevocably and unconditionally waives such immunity.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, AND WHETHER IN LAW OR EQUITY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. (a) Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and its and its Affiliates’ respective Related Parties, accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall be subject to confidentiality obligations of employment or professional practice), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which event, the party receiving such subpoena or legal process will, if permitted, as promptly as practicable give notice thereof to the Company and use reasonable efforts, at the expense of the Company, to cooperate with the Company in seeking a protective order), (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section and naming the Company as a third party beneficiary (in the absence of a provision naming the Company as a third party beneficiary, the applicable Lender hereby agrees to use its reasonable efforts, at the expense of the Company, upon the request of the Company to enforce such agreement), to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any counterparty to, or any prospective counterparty to (or such counterparty or prospective counterparty’s advisors), any swap, securitization, credit insurance or derivative, or other transaction under which payments are to be made by reference to the Company or any of its Subsidiaries and their respective obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (viii) with the consent of the Company or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Issuing Bank or any Lender or any of their Affiliates on a nonconfidential basis from a source other than the Company and the Subsidiaries not known by it to be bound by obligations of confidentiality. Notwithstanding the foregoing, nothing in this Section 9.12(a) shall prohibit any Person from voluntarily disclosing or providing any Information to any Governmental Authority or self-regulatory authority to the extent that the prohibition on such disclosure otherwise set forth in this Section 9.12(a) shall be prohibited by the laws or regulations of, or applicable to, such Governmental Authority or self-regulatory authority. For the purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company, the Subsidiaries and their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender or any of their respective Affiliates on a nonconfidential basis prior to disclosure by the Company or any Subsidiary and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)            EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MNPI AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MNPI AND THAT IT WILL HANDLE MNPI IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE LOAN PARTIES OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MNPI. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MNPI IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)            The obligations of the Borrowers in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss.

SECTION 9.15. Subsidiary Guarantors. (a) At any time and from time to time, the Company may cause any one or more of its Subsidiaries to become a Subsidiary Guarantor by causing such Subsidiary (i) to execute and deliver to the Administrative Agent a counterpart to the Guaranty Agreement (or a supplement thereto in the form specified therein) and (ii) to deliver to the Administrative Agent documents of the types referred to in Section 4.01(b) and favorable opinions of counsel to such Subsidiary, in each case, in form, content and scope reasonably satisfactory to the Administrative Agent; provided that such Subsidiary shall be organized under the laws of the United States of America, any State thereof or the District of Columbia or under the laws of such other jurisdiction as shall be reasonably satisfactory to the Administrative Agent.

(b)            Each Subsidiary Guarantor shall be automatically released from its obligations under the Guaranty Agreement upon the earliest to occur of (i) such Subsidiary Guarantor ceasing to be a Subsidiary of the Company as a result of a transaction permitted hereunder, (ii) upon the payment in full of all the Obligations (other than contingent indemnification, expense reimbursement and yield protection obligations for which no claim has been made), the termination of all Commitments hereunder and the LC Exposure being reduced to zero and (iii) solely in the case of any Subsidiary Guarantor that became such pursuant to paragraph (a) of this Section, notification from the Company to the Administrative Agent that the Company desires that such Subsidiary Guarantor be released from its guarantee obligations under the Guaranty Agreement, accompanied by a certificate of a Responsible Officer of the Company to the effect that no Default or Event of Default has occurred and is continuing immediately prior to such release or would result as a result of such release.

(c)            The Lenders and the Issuing Banks irrevocably authorize the Administrative Agent to, at the sole expense of the Company, execute and deliver any documentation reasonably requested by the Company or any Subsidiary Guarantor to evidence any release in accordance with clause (b) above.  Any execution and delivery of any release documents by the Administrative Agent pursuant to this Section  shall be without recourse or warranty by the Administrative Agent.

SECTION 9.16. USA PATRIOT Act Notice. Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. The Company shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 9.17. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Loan Parties and their Affiliates, on the one hand, and the Administrative Agent, the Arrangers and their respective Affiliates, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Arrangers and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of their respective Affiliates, or any other Person and (B) none of the Administrative Agent, any Arranger or any Lender has any obligation to any Loan Party or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and none of the Administrative Agent, any Arranger or any Lender has any obligation to disclose any of such interests to any Loan Party or any of their Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.18. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)              a reduction in full or in part or cancellation of any such liability;

(ii)             a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.19. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective representatives as of the date first above written.

MONSTER BEVERAGE CORPORATION, as the Company

By:	/s/ Thomas J. Kelly
Name: Thomas J. Kelly
Title: Chief Financial Officer

MONSTER ENERGY COMPANY, as a Borrowing Subsidiary

By:	/s/ Thomas J. Kelly
Name: Thomas J. Kelly
Title: Chief Financial Officer

MONSTER ENERGY US LLC, as a Borrowing Subsidiary

By:	/s/ Thomas J. Kelly
Name: Thomas J. Kelly
Title: Chief Financial Officer

[Signature Page to Credit Agreement of Monster Beverage Corporation]

JPMORGAN CHASE BANK, N.A., as the Administrative Agent, a Lender, an Issuing Bank and the Swingline Lender

By:	/s/ James Kyle O’Donnell
Name: James Kyle O’Donnell
Title: Vice President

[Signature Page to Credit Agreement of Monster Beverage Corporation]

Bank of America, N.A. as a Lender and an Issuing Bank

By:	/s/ Ryan Van Stedum
Name: Ryan Van Stedum
Title: Vice President

[Signature Page to Credit Agreement]

CITIBANK, N.A. (with any Lender that is also an Issuing Bank signing both in its capacity as a Lender and an Issuing Bank)

By:	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

[Signature Page to Credit Agreement of Monster Beverage Corporation]

HSBC BANK USA, NATIONAL ASSOCIATION (signing in its capacity as a Lender)

By:	/s/ David Choa
Name: David Choa
Title: Global Relationship Manager

[Signature Page to Credit Agreement of Monster Beverage Corporation]

BNP Paribas, as a Lender

By:	/s/ Alan Vitulich
Name: Alan Vitulich
Title: Director

By:	/s/ David Foster
Name: David Foster
Title: Director

[Signature Page to Credit Agreement of Monster Beverage Corporation]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Credit Agreement of Monster Beverage Corporation]

Comerica Bank

By:	/s/ David De Filippo
Name: David De Filippo
Title: Senior Vice President

[Signature Page to Credit Agreement of Monster Beverage Corporation]

SANTANDER BANK, N.A.

By:	/s/ John M. Smyth
Name: John M. Smyth
Title: SVP

[Signature Page to Credit Agreement of Monster Beverage Corporation]